UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Anheuser-Busch Companies, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 9, 2006

Dear Stockholder:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. on Wednesday, April 26, 2006, in Orlando, Florida. Information about the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, members of management will report on the company’s operations and respond to stockholder questions.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. Stockholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 26.

Sincerely,

AUGUST A. BUSCH III	PATRICK T. STOKES
Chairman of the Board	President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting	1
Questions and Answers About the Annual Meeting and Voting	2
Item 1: Election of Directors	6
Stock Ownership by Directors and Executive Officers	10
Principal Holders of Stock	11
Additional Information Concerning the Board of Directors	11
Item 2: Approval of Amendment of the Restated Certificate of Incorporation	14
Item 3: Approval of 2006 Restricted Stock Plan for Non-Employee Directors	15
Item 4: Approval of Independent Registered Public Accounting Firm	17
Report of the Audit Committee	18
Report of the Compensation Committee	19
Compensation Committee Membership	21
Summary Compensation Table	22
Comparison of Five Year Cumulative Total Return	23
Option Grants Table	24
Option Exercises and Year-End Option Values Table	25
Pension Plans Table	25
Change In Control Arrangements	26
Equity Compensation Plans Table	26
Other Relationships Involving Directors, Officers, or Their Associates	27
Section 16(a) Beneficial Ownership Reporting Compliance	28
Other Matters	28
Appendix A – Corporate Governance Guidelines	A-1
Appendix B – 2006 Restricted Stock Plan for Non-Employee Directors	B-1
Appendix C – Audit Committee Charter	C-1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 26, 2006

The Annual Meeting of the Stockholders of Anheuser-Busch Companies, Inc. (the “Company”) will be held at Ports of Call at SeaWorld of Florida, 7007 SeaWorld Drive, Orlando, Florida, on Wednesday, April 26, 2006, at 10:00 A.M. local time, for the following purposes:

1.	To elect five directors for a term of three years;

2.	To amend the Restated Certificate of Incorporation;

3.	To approve the 2006 Restricted Stock Plan for Non-Employee Directors;

4.	To approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the books and accounts of the Company and the Company’s control over financial reporting for 2006; and

5.	To act upon such other matters, if any, as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 28, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company’s office, 7007 SeaWorld Drive, Orlando, Florida, for the ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors,

JoBeth G. Brown
Vice President and Secretary
Anheuser-Busch Companies, Inc.

March 9, 2006

Important

Please note that a ticket is required for admission to the meeting. If you are a stockholder of record and plan to attend the meeting in person, please bring the admission ticket you received in your proxy mailing with you to the meeting. If, however, your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from that firm confirming your ownership of shares.

ANHEUSER-BUSCH COMPANIES, INC.
PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers About the Annual Meeting and Voting

Q:	Why did I receive this Proxy Statement?

A:	Because you are a stockholder of Anheuser-Busch Companies, Inc. (the “Company”) as of the record date and are entitled to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), the Board of Directors of the Company is soliciting your proxy to vote at the Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and form of proxy were first mailed to stockholders on or about March 9, 2006.

Q:	What am I voting on?

A:	You are voting on four items:

1.	Election of five Group III directors for a term of three years: James J. Forese Vernon R. Loucks, Jr. Vilma S. Martinez William Porter Payne Edward E. Whitacre, Jr.

2.	Amendment of the Restated Certificate of Incorporation

3.	Approval of the 2006 Restricted Stock Plan for Non-Employee Directors

4.	Approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

1.  FOR each of the director nominees

2.	FOR amendment of the Restated Certificate of Incorporation

3.	FOR approval of the 2006 Restricted Stock Plan for Non-Employee Directors

4.	FOR approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006

Q:	Will any other matters be voted on?

A:	We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown, as the Proxy Committee, to vote on such matters in their discretion.

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on February 28, 2006 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903;

•	by Internet at www.proxyvote.com;

•	by completing and mailing your proxy card; and

•	by written ballot at the Meeting.

If you vote by Internet or telephone, your vote must be received by 11:59 P.M. Eastern Time on April 25th, the day before the Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, the Proxy Committee will vote your shares FOR items 1, 2, 3, and 4.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Meeting.

Q:	Is my vote confidential?

A:	Yes. It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a stockholder appear on a proxy card or other voting material.

Q:	Who will count the vote?

A:	Representatives of ADP Investor Communication Services, Inc. (“ADP”) will count the vote and serve as the inspectors of election.

Q:	What is the quorum requirement of the meeting?

A:	A majority of the outstanding shares determined on February 28, 2006, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On February 28, 2006, there were 776,614,447 shares outstanding.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Broker non-votes will not affect the outcome of any matters being voted on at the Meeting, assuming that a quorum is obtained.

Q:	What vote is required to approve each proposal?

A:	In the election of directors, the five nominees receiving the highest number of “FOR” votes will be elected. Item 2 requires the approving vote of at least a majority of the common stock outstanding. The other proposals require the approving vote of at least a majority of the votes cast.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

Q:	How can I consolidate multiple accounts registered in variations of the same name?

A:	If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence.

Q:	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A:	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q:	I own my shares directly as a registered owner of Anheuser-Busch stock, and so do other members of my family living in my household. How can I change the number of copies of the annual report and proxy statement being delivered to my household?

A:	Family members living in the same household generally receive only one copy of the annual report, proxy statement, and most other mailings per household. The only item which is separately mailed for each registered stockholder or account is a proxy card, as discussed above. If you wish to start receiving separate copies in your name, apart from others in your household, you must contact Mellon Investor Services by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence and request that action. Within 30 days after your request is received we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please contact Mellon Investor Services by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence and request that action. That request must be made by each person in the household.

Q:	Multiple shareowners live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the meeting in April?

A:	You may pick up copies in person at the meeting in April or download them from our website, www.anheuser-busch.com (click on “Investor Info”). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a stockholder of record, we will mail them promptly if you request them from our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-888-213-0964 or by mail to P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence. We cannot guarantee you will receive mailed copies before the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	returning a later-dated proxy card;

•	sending written notice of revocation to the Vice President and Secretary; or

•	completing a written ballot at the Meeting.

Q:	How will my dividend reinvestment shares be voted?

A:	Shares of common stock held by participants in the Company’s dividend reinvestment plan have been added to the participants’ other holdings on their proxy cards.

Q:	Who can attend the Annual Meeting?

A:	All Anheuser-Busch stockholders as of the close of business on February 28, 2006 may attend.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a stockholder of record or a participant in one of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans, your admission ticket is attached to your proxy card or voting instruction form. You will need to bring the admission ticket with you to the Meeting.

If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our common stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the first quarter of 2006.

INFORMATION CONCERNING THE ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The Board of Directors of the Company is currently divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group III expires with this Annual Meeting. The terms of directors of Group I and Group II expire with the Annual Meetings in 2007 and 2008, respectively.

The following information is submitted respecting the nominees for election and the other directors of the Company:

Nominees for election at this meeting to a term expiring in 2009 (Group III Directors)

James J. Forese
Mr. Forese, 70, has been a director since 2003. He has been Operating Partner and Chief Operating Officer of Thayer Capital Partners, a private equity investment firm, since 2003. He was Chairman of the Board of IKON Office Solutions, Inc. (“IKON”) from 2000 until his retirement in 2003. He was President and Chief Executive Officer of IKON from 1998 to 2002, Executive Vice President and President of International Operations of IKON from 1997 to 1998, and Executive Vice President and Chief Operating Officer of IKON from 1996 to 1997. Prior to joining IKON, he spent 36 years with IBM Corporation (“IBM”) in numerous executive positions, including two years as Chairman and Chief Executive Officer of IBM Credit Corporation, three years as Vice President—Finance of IBM, and six years as Vice President and Controller of IBM. He is also a director of BFI Canada, Spherion Corporation, and Suntron Corporation.

Vernon R. Loucks, Jr.
Mr. Loucks, 71, has been a director since 1988. He has been Chairman of the Board of The Aethena Group, LLC, a healthcare merchant banking firm, since 2001. He was Chief Executive Officer of Segway L.L.C., a company providing solutions to short distance travel, from January to November 2003. He was Chairman of the Board of Baxter International Inc., a manufacturer of health care products, specialty chemicals, and instruments from 1980 to 1999 and was Chief Executive Officer of Baxter International from 1980 to 1998. He is also a director of Affymetrix, Inc., Edwards Lifesciences Corporation, Emerson Electric Co., and Pain Therapeutics, Inc.

Vilma S. Martinez
Ms. Martinez, 62, has been a director since 1983. She has been a partner in the law firm of Munger, Tolles & Olson LLP since 1982. She is also a director of Burlington Northern Santa Fe Corporation and Fluor Corporation.

William Porter Payne
Mr. Payne, 58, has been a director since 1997. He has been a partner of Gleacher Partners LLC, an investment banking and asset management firm, since 2000. He was Vice Chairman of PTEK Holdings, Inc., an enhanced communications provider, from 1998 to 2000. Mr. Payne is also a director of Cousins Properties, Inc., Crown Crafts, Inc., and Jefferson-Pilot Corporation.

Edward E. Whitacre, Jr.
Mr. Whitacre, 64, has been a director since 1988. He has been Chairman of the Board and Chief Executive Officer of AT&T Inc. (formerly SBC Communications Inc.), a communications holding company, since 1990. He is also a director of Burlington Northern Santa Fe Corporation.

The Board of Directors recommends a vote FOR these five nominees.

Directors whose term continues until 2007 (Group I Directors):

August A. Busch III
Mr. Busch, 68, has been a director since 1963. He has been Chairman of the Board of the Company since 1977. He also served as President of the Company from 1974 to June 2002 and as Chief Executive Officer from 1975 to June 2002. He is also a director of AT&T Inc. and Emerson Electric Co.

Carlos Fernandez G.
Mr. Fernandez, 39, has been a director since 1996. He is Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo, S.A. de C.V., a Mexican company engaged in brewing and related operations, which positions he has held since 2005 and 1997, respectively. He was Vice Chairman of the Board of Grupo Modelo from 1994–2005. He is also a director of Emerson Electric Co. and Grupo Televisa, S.A. de C.V.

James R. Jones
Ambassador Jones, 66, has been a director since 1998. He has been Co-Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLC, a global consulting firm, since 2001. He has been Senior Counsel in the law firm of Manatt, Phelps & Phillips LLP since 1998. He was President of Warnaco International, an apparel company, from 1997 to 1998. He was the U.S. Ambassador to Mexico from 1993 to 1997. He is also a director of Kansas City Southern and Keyspan Energy Corp.

Andrew C. Taylor
Mr. Taylor, 58, has been a director since 1995. He is Chairman and Chief Executive Officer of Enterprise Rent-A-Car Company (“Enterprise”), an international car rental and related services company. He has been Chairman of Enterprise since November 2001 and Chief Executive Officer of Enterprise since 1991. He served as President of Enterprise from 1981 to October 2001. He is also a director of Commerce Bancshares, Inc.

Douglas A. Warner III
Mr. Warner, 59, has been a director since 1992. He was Chairman of the Board and Co-Chairman of the Executive Committee of J.P. Morgan Chase & Co., an international commercial and investment banking firm, from December 2000 until he retired in November 2001. From 1995 until 2000, he was Chairman of the Board, President and Chief Executive Officer of J.P. Morgan & Co., Incorporated. He is also a director of General Electric Company and Motorola, Inc.

Directors whose term continues until 2008 (Group II Directors):

John E. Jacob
Mr. Jacob, 71, has been a director since 1990. He has been Executive Vice President—Global Communications of the Company since 2002. He was Executive Vice President and Chief Communications Officer of the Company from 1994 to 2002.

Charles F. Knight
Mr. Knight, 70, has been a director since 1987. He has been Chairman Emeritus of Emerson Electric Co., a manufacturer of electrical and electronic equipment, since September 2004. He served as Chairman of the Board of Emerson Electric from 1974 to September 2004 and as Chief Executive Officer of Emerson Electric from 1973 to October 2000. He is also a director of AT&T Inc. and International Business Machines Corporation.

Joyce M. Roché
Ms. Roché, 58, has been a director since 1998. She has been President and Chief Executive Officer of Girls Incorporated, a national nonprofit research, education, and advocacy organization, since 2000. She was an independent management consultant from 1999 to 2000 and President and Chief Operating Officer of Carson, Inc., a personal care products company, from 1996 to 1998. She is also a director of AT&T Inc., Tupperware Brands Corporation, and Federated Department Stores, Inc.

Henry Hugh Shelton
General Shelton, 64, has been a director since 2001. He was President, International Operations of M.I.C. Industries, an international manufacturing company, from 2002-2005. He served as Chairman of the Joint Chiefs of Staff from October 1997 to 2001. Prior to that, he served in the U.S. Army for 34 years as a specialist in airborne strategies and special operation tactics, including service as Commander in Chief of the U.S. Special Operations Command from 1996 to 1997. He is also a director of Anteon International Corporation and Red Hat, Inc.

Patrick T. Stokes
Mr. Stokes, 63, has been a director since 2000. He has been President and Chief Executive Officer of the Company since 2002. He was Senior Executive Vice President of the Company from 2000-2002. He is also Chairman of the Board and Chief Executive Officer of Anheuser-Busch, Incorporated and Chairman of the Board of Anheuser-Busch International, Inc. and has served in such capacities since 2000 and 1999, respectively. He served as Vice President and Group Executive of the Company from 1984 to 2000. He is also a director of Ameren Corporation and U.S. Bancorp.

Stock Ownership by Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors and executive officers as a group as of January 31, 2006. As of January 31, 2006, there were 778,055,914 shares of common stock issued and outstanding. The number of shares shown for each individual does not exceed 1% of the common stock outstanding, with the exception of Mr. Busch III, whose shares represent 1.2% of the common stock outstanding. The number of shares shown for all directors and executive officers as a group represents 3.7% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

Name	Number of Shares of Common Stock Beneficially Owned		Share Units and Share Equivalents(1)
W. Randolph Baker	2,167,849	(2)	6,564
August A. Busch III	9,732,334	(3)	23,029
August A. Busch IV	1,785,560	(4)	7,349
Carlos Fernandez G.	45,462	(5)	1,924
James J. Forese	15,001	(6)	—
John E. Jacob	1,134,126	(7)	18,031
James R. Jones	26,555	(8)(9)	60
Charles F. Knight	55,001	(8)	82,543
Vernon R. Loucks, Jr.	27,001	(8)	4,426
Vilma S. Martinez	23,591	(8)	24,825
Douglas J. Muhleman	1,068,855	(10)	3,331
William Porter Payne	27,802	(8)	3,699
Joyce M. Roché	24,257	(8)	5,759
Henry Hugh Shelton	20,979	(11)	741
Patrick T. Stokes	6,335,079	(12)	19,128
Andrew C. Taylor	63,467	(8)	1,742
Douglas A. Warner III	27,001	(8)	2,710
Edward E. Whitacre, Jr.	14,001	(5)	23,627
All directors and executive officers as a group (30 persons)	29,527,131	(13)

(1)	Includes share unit balances in the Company’s deferred compensation plan for non-employee directors and share equivalent balances held by executives in the Company’s 401(k) Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of the Company’s common stock. The share units and share equivalents do not have voting rights.

(2)	The number of shares includes 1,862,569 shares that are subject to currently exercisable stock options, of which 172,160 are held in a family partnership.

(3)	The number of shares includes 4,856,734 shares that are subject to currently exercisable stock options, of which 275,000 are held in trusts for the benefit of children of Mr. Busch III. Of the shares shown, Mr. Busch III has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. Busch III is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 84,413 shares beneficially owned by members of his immediate family are not included.

(4)	The number of shares includes 1,708,368 shares that are subject to currently exercisable stock options. Of those, 125,000 were granted to Mr. Busch III and presently are held in trusts for the benefit of Mr. Busch IV or his sister, of which Mr. Busch IV is a co-trustee.

(5)	The number of shares includes 10,001 shares that are subject to currently exercisable stock options.

(6)	The number of shares includes 5,001 shares that are subject to currently exercisable stock options.

(7)	The number of shares includes 1,034,238 shares that are subject to currently exercisable stock options, of which 80,000 are held in a trust for the benefit of the child of Mr. Jacob.

(8)	The number of shares includes 23,001 shares that are subject to currently exercisable stock options.

(9)	Mr. Jones has shared voting and shared investment power with respect to 1,899 of these shares.

(10)	The number of shares includes 1,017,101 that are subject to currently exercisable stock options. Mr. Muhleman has shared voting and shared investment power with respect to 1,515 of these shares.

(11)	The number of shares includes 15,001 shares that are subject to currently exercisable stock options.

(12)	The number of shares includes 5,866,116 shares that are subject to currently exercisable stock options, of which 494,938 are held in a family partnership, 351,252 shares that are held in a family partnership for which Mr. Stokes’ wife has shared voting and shared investment power and 15,645 shares that are held in a trust in which Mr. Stokes and his wife have an economic interest, but as to which they have no voting or investment power. 122 shares beneficially owned by a member of Mr. Stokes’ immediate family are not included.

(13)	The number of shares stated includes 22,957,855 shares that are subject to currently exercisable stock options or options that become exercisable within 60 days of January 31, 2006, 2,048,064 of the shares that are referred to in Note 3 and 366,897 of the shares that are referred to in Note 12 for which Mr. Stokes has no voting or investment power. The directors and executive officers as a group have sole voting and sole investment power as to 3,091,064 shares and shared voting and shared investment power as to 1,063,250 shares. 97,376 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

Principal Holders of Stock

The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of the Company’s common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Barclays Global Investors, NA and Affiliates 45 Fremont Street San Francisco, CA 94105	42,712,309	5.51	%(a)
Berkshire Hathaway Inc. and Affiliates 1440 Kiewit Plaza Omaha, NE 68131	43,854,200	5.6	%(b)

(a)	This information is based on the Schedule 13G dated January 31, 2006 filed by Barclays Global Investors, NA and affiliates with the Securities and Exchange Commission reporting on beneficial ownership as of December 31, 2005. In addition to Barclays Global Investors, NA, affiliates on the filing are Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited. According to the filing, the reporting persons have sole voting power with respect to 37,387,646 shares and sole investment power with respect to 42,712,309 shares.

(b)	This information is based on the Schedule 13G dated February 14, 2006 filed by Berkshire Hathaway Inc. and affiliates with the Securities and Exchange Commission reporting on beneficial ownership as of December 31, 2005. In addition to Berkshire Hathaway Inc., affiliates on the filing are Warren E. Buffet, OBH, Inc., and National Indemnity Company. According to the filing, the reporting persons have shared voting and shared dispositive power with respect to these shares.

ADDITIONAL INFORMATION CONCERNING THE BOARD
OF DIRECTORS OF THE COMPANY

During 2005 the Board of Directors held ten meetings. No current director who served during 2005 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member. It is the Company’s policy that directors are expected to attend the Annual Meeting of Stockholders and in 2005 all directors were in attendance with the exception of one director who had a schedule conflict. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

A director is considered to be an independent director only if the director does not have a material relationship with the Company, as determined by the Board of Directors. The Board of Directors has adopted Independence Criteria to assist it in determination of independence. These Independence Criteria are described in the Company’s Corporate Governance Guidelines that are attached as Appendix A to this proxy statement. As of the date of this proxy statement, the Board of Directors has determined that Messrs. Forese, Jones, Loucks, Payne, Shelton, Taylor, Warner, and Whitacre and Mses. Martinez and Roché are independent directors, representing a majority of the Board members. Mr. Taylor serves as a director of the United Way of Greater St. Louis. In 2005, the Company, through its charitable foundation, contributed $1,700,000 to the United Way of Greater St. Louis as part of the Company’s long-standing support of the United Way in the locations where the Company has operations. The Board of Directors does not believe that this donation, which is 2.4% of the 2005 gross revenues of the United Way of Greater St. Louis, affects Mr. Taylor’s status as an independent director. As described in Appendix A, the non-management directors meet in regularly scheduled executive sessions without members of the Company’s management. The position of lead director at these sessions rotates annually among the independent directors.

Each director who is not an employee of the Company is paid an annual retainer of $60,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $2,000 for each Board of Directors meeting attended and a fee of $2,000 for attendance at a meeting of a committee of the Board and for any other scheduled meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairs of the Compensation, Conflict of Interest, Corporate Governance, Finance, and Pension Committees. An annual fee of $15,000 is paid to the Chair of the Audit Committee. The Company pays the travel and accommodation expenses of directors and (when requested by the Company) their spouses to attend meetings and other corporate functions, along with any taxes related to such payments. Such travel is by Company aircraft if available. As part of their continuing education, directors are encouraged to visit Company facilities and the Company pays their expenses related to such visits. The Company reimburses directors for their expenses in connection with attending director education courses. The Company also provides each non-employee director group term life insurance coverage of $50,000 and directors are eligible to participate in the Anheuser-Busch Foundation Matching Gift Program. The maximum gift total for a participant in the Program is $10,000 in any calendar year.

Directors who are not employees of the Company who serve as representatives of the Company’s Board of Directors on the Board of an affiliated company receive an annual fee of $60,000 less any board service fees paid to the director during the year by that affiliated company. The Board of Directors has appointed Mr. Jones as its representative on the Board of Directors of the Company’s affiliate Grupo Modelo, S.A. de C.V. Mr. Jones received director fees of $53,010 from the Company for this service in 2005.

Non-employee directors receive an annual grant of options to purchase 5,000 shares of the Company’s common stock. Directors who are unable to own the Company’s common stock due to possible conflicts with state alcoholic beverage control laws receive 5,000 stock appreciation rights (“SARs”) payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of the Company’s common stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant. Options and SARs normally vest in three equal installments on each of the first three anniversaries of their grant date.

If Item 3 is approved by the stockholders, each non-employee director will receive an annual award of 500 shares of restricted stock. If any director is unable to own the Company’s common stock due to possible conflicts with state alcoholic beverage control laws, such director will receive 500 restricted stock units payable in cash in lieu of shares of restricted stock. The restricted stock and the restricted stock units vest ratably over three years.

Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors’ fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director’s election, such payments may be made either in a lump sum or over a period not to exceed ten years.

The Company’s Corporate Governance Guidelines and the charters of the standing committees of the Board of Directors are available on the Corporate Governance section of the Company’s website (under “Investor Info”) at www.anheuser-busch.com. These documents are also available in print to stockholders upon written request to: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. Information concerning certain of these standing committees is set out below:

Corporate Governance Committee

The Corporate Governance Committee recommends to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by stockholders at each Annual Meeting of the Company and recommends to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by stockholders upon submission in writing to the Vice President and Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. The qualifications the Corporate Governance Committee believes directors must have and the process for identifying and evaluating director candidates (including recommendations by stockholders) are detailed in the Company’s Corporate Governance Guidelines (attached as Appendix A to this Proxy Statement and available on the Company’s website). The Committee identifies potential nominees from various sources, including soliciting recommendations from directors and officers of the Company. Individuals recommended by stockholders are evaluated in the same manner as other potential nominees. Annually, the Committee will also review the Company’s Corporate Governance Guidelines and oversee an evaluation of the Board of Directors and its committees, and periodically the Committee will review the compensation paid to the directors. During 2005, the Corporate Governance Committee held four meetings. The members of the Corporate Governance Committee, all of whom are independent, non-employee directors, are Ms. Martinez (Chair), Mr. Jones, Mr. Loucks, and Gen. Shelton.

Compensation Committee

The Compensation Committee carries out the Board’s responsibilities related to compensation of the executive officers and other senior executives of the Company, reviews the Company’s executive succession plans, administers the Officer Bonus Plan, and administers the Company’s long-term incentives program. During 2005 the Compensation Committee held three meetings. The Committee’s report on 2005 executive compensation is on pages 19–21. The members of the Compensation Committee, all of whom are independent, non-employee directors, are Mr. Loucks (Chair), Mr. Forese, Ms. Martinez, and Mr. Payne.

Audit Committee

The functions of the Audit Committee are described under “Report of the Audit Committee” on page 18. The members of the Audit Committee, all of whom meet the independence and experience requirements of the New York Stock Exchange and the U.S. Securities and Exchange Commission (“SEC”) are Mr. Forese (Chair), Mr. Loucks, Ms. Martinez, Mr. Taylor, and Mr. Warner. The Board of Directors has determined that one of the Committee’s members, Mr. Forese, qualifies as an “audit committee financial expert” as defined by the SEC.

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE THE CLASSIFIED BOARD STRUCTURE
(Item 2 on Proxy Card)

The Board of Directors recommends approval of an amendment to the Company’s Restated Certificate of Incorporation that would provide for the phased in elimination of the classification of the Board of Directors.

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three year terms. The amendment, if adopted, would result in all directors elected at the 2007 Annual Meeting and thereafter being elected to one year terms, but would not shorten the existing term of any director elected prior to the 2007 Annual Meeting. Accordingly, directors elected at the 2006 Annual Meeting will be elected to three year terms, expiring at the 2009 Annual Meeting. The terms of the Group I Directors will continue to expire at the 2007 Annual Meeting, and the terms of the Group II Directors will continue to expire at the 2008 Annual Meeting.

The amendment is the product of the Board’s ongoing review of corporate governance matters. In making its recommendation, the Board considered the advantages of both a classified and declassified board structure. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long term perspective of company management and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages but concluded that the following advantages of declassification outweighed them: stockholders’ ability to evaluate directors annually and the maintenance by the Company of best practices in corporate governance. Consequently, the Board of Directors concluded that the proposed amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors is in the best interests of the Company and its stockholders.

The proposed amendment requires approval by the affirmative vote of the holders of a majority of the Company’s outstanding common stock. If the proposed amendment is not approved, the Board of Directors will remain classified. Approval of the amendment will cause Article FIFTH of the Restated Certificate of Incorporation to be amended in its entirety to read as set forth below:

Text of Amendment:

FIFTH: The business and affairs of the Corporation shall be under the direction of a Board of Directors consisting of not less than three nor more than twenty-one directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Commencing with the 2007 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement, disqualification or removal from office. Directors elected at the 2004 annual meeting of stockholders shall hold office until the 2007 annual meeting of stockholders; directors elected at the 2005 annual meeting of stockholders shall hold office until the 2008 annual meeting of stockholders and directors elected at the 2006 annual meeting of stockholders shall hold office until the 2009 annual meeting of stockholders, and in each case until their successor shall be elected and qualify but subject to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of directors shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

Your Board of Directors Recommends a Vote FOR Item 2, which approves the Amendment of the
Restated Certificate of Incorporation

APPROVAL OF THE 2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(Item 3 on Proxy Card)

Action will be taken on the Board of Directors’ proposal to approve the Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors (the “Director Plan”), a copy of which is included as Appendix B to this Proxy Statement.

PURPOSE OF THE DIRECTOR PLAN

The purpose of the Director Plan is to attract and retain highly qualified individuals to serve on the Company’s Board of Directors, and to further align the financial interests of directors with those of the Company’s stockholders through increased ownership of Company stock.

If the stockholders do not approve the Director Plan, the Board will consider any reasons expressed by stockholders for rejecting the Director Plan and will re-examine the Company’s stock-based compensation practices for non-employee directors in the context of their overall compensation.

SUMMARY DESCRIPTION OF THE DIRECTOR PLAN

The Director Plan provides for the automatic award of 500 shares of restricted Company stock (“Restricted Stock”) at the time of each Annual Meeting of Stockholders for each non-employee director who is first elected or re-elected by the stockholders and for each non-employee director and each advisory director who continues in office. The awards will be effective on the date of the Annual Meeting, beginning with the April 26, 2006 Annual Meeting. Also, in its discretion, the Board may make an award of Restricted Stock (not to exceed 500 shares) to any person who first becomes a non-employee director by Board appointment between Annual Meetings or who is first appointed an advisory director by the Board. The awards, if made, will be effective on the date of appointment to the Board. A director who is awarded Restricted Stock has the rights of a holder of Company stock with respect to the Restricted Stock awarded, which includes the right to vote such shares and the right to receive dividends on them.

The directors will not be permitted to sell the Restricted Stock until the shares vest. Upon vesting, the shares of Restricted Stock become freely transferable by the director (except for any legal restrictions imposed on transfers under federal securities laws or other applicable securities laws) and are no longer subject to potential forfeiture. One-third of each award that is made on the date of an Annual Meeting will vest in equal installments on the dates of the first three Annual Meetings following the Annual Meeting at which the Award is made, provided that any director to whom an award is made remains a director or advisory director immediately following the Annual Meeting. Awards made by the Board of Directors to individuals who are first appointed as non-employee directors or advisory directors will vest in three equal installments on the first three anniversaries of such award. When a director ceases to be a non-employee director or advisory director, all shares of Restricted Stock that have not vested will be forfeited back to the Company. The Director Plan also provides for automatic vesting of Restricted Stock if the director dies or becomes disabled and upon the occurrence of certain change-in-control events relating to the Company.

Restricted Stock will be awarded to all non-employee directors except for those who, due to various legal restrictions, are unable to own Company stock. For those directors, 500 restricted stock units (“Restricted Stock Units”) will be awarded in lieu of Company stock on each Annual Meeting date and up to 500 Restricted Stock Units may be awarded to non-employee directors who are appointed by the Board between Annual Meetings but who, due to those same legal restrictions, are unable to own Company stock. Restricted Stock Units will be subject to the same vesting requirements as Restricted Stock awards. A director who is awarded Restricted Stock Units will not have the rights of a holder of Company stock with respect to the Restricted Stock Units awarded. When the Restricted Stock Units vest, they entitle the director to receive a lump sum cash payment in an amount equal to the fair market value of a like number of shares of Company common stock as of the vesting date.

The Director Plan is administered by the Compensation Committee of the Board, whose members are selected by the Board. Those members have no formal term of office, and the Board may remove any members and fill all vacancies.

The Director Plan authorizes the issuance of up to 100,000 shares of the Company’s common stock and Restricted Stock Units pursuant to awards. The Company currently intends to make awards under the Director Plan from treasury shares. The aggregate 100,000 share and Restricted Stock Unit limit and the per-award 500 share and 500 Restricted Stock Unit limit described above, are subject to adjustment to reflect stock splits, stock dividends, or similar events. The Director Plan has no expiration date.

The Board has reserved the right to amend or terminate the Director Plan at any time; certain amendments, however, would require shareholder approval under the rules of the New York Stock Exchange.

PROJECTED AWARDS UNDER THE DIRECTOR PLAN

Currently, the Board of Directors has twelve non-employee directors, none of whom are prevented by legal restrictions from owning Company stock. There are no advisory directors. If the Plan is approved, if all nominees in this Proxy Statement are elected to the Board, if the number of non-employee directors remains twelve and there continue to be no advisory directors, then on April 26, 2006, the date of the Annual Meeting, and on the date of each Annual Meeting thereafter until the Plan is amended or terminated or exhausts its shares and Restricted Stock Units, 6,000 shares of Restricted Stock will be granted to all non-employee directors of the Company as a group. The eventual dollar value of these awards cannot be determined because that value depends upon the future growth of the Company’s common stock. However, awards will be expensed over their vesting period at the fair market value as if vested and issued on the date of award.

The awards under the Director Plan would be in addition to the other compensation of the non-employee directors described on pages 11-12. The Sarbanes-Oxley Act adopted by the U.S. Congress and the resulting new rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Public Company Accounting Oversight Board, have substantially increased the number of hours required of our non-employee directors and the complexity of the issues which they must address. The Company believes that this increase in compensation is appropriate, given the increased workload of the non-employee directors, and is consistent with increases in non-employee director compensation at other large public companies.

The closing price of Anheuser-Busch common stock on February 28, 2006, as reported on the New York Stock Exchange, was $41.54 per share.

FEDERAL INCOME TAX CONSEQUENCES

Awards made under the Director Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law. Unless the non-employee director makes an election under Section 83(b) of the Internal Revenue Code, Restricted Stock will not be taxable when awarded, and the Company will not be entitled to a tax deduction at such time. Any dividends paid to the non-employee director prior to the lapsing of restrictions are taxable as ordinary income to the non-employee director. As the restrictions lapse, the non-employee director will be treated as receiving ordinary income in the amount of the fair market value of the number of shares of Company common stock on which restrictions have lapsed on such date. Restricted Stock Units are taxable as ordinary income generally as and when paid. The Company will be entitled to a tax deduction for the amount included in the income of a non-employee director for the Company’s taxable year within which the non-employee director’s taxable year ends.

The Board of Directors recommends that you vote FOR Item 3,
which approves the 2006 Restricted Stock Plan for Non-Employee Directors.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on Proxy Card)

Action will be taken with respect to the approval of the independent registered public accounting firm for the Company for the year 2006. The Audit Committee has selected PricewaterhouseCoopers LLP, subject to the approval of the stockholders. If the stockholders do not approve this selection, the Audit Committee will consider other independent registered public accounting firms.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with PricewaterhouseCoopers LLP, please refer to the “Report of the Audit Committee” below.

The Board of Directors recommends a vote FOR Item 4, which approves the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, to audit the books and accounts of the Company and the Company’s internal control over financial reporting for 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, attached as Appendix C to this Proxy Statement. The Audit Committee assists the full Board of Directors in fulfilling its oversight responsibilities. Management of the Company prepares financial statements, makes estimates and judgments in the preparation of the financial statements, establishes the system of internal controls, and assesses the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, including a discussion of the acceptability as well as the appropriateness of significant accounting principles. The Audit Committee also reviewed with management and PricewaterhouseCoopers the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the acceptability as well as the appropriateness of the Company’s application of accounting principles. PricewaterhouseCoopers has the responsibility for expressing an opinion on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee: has received written disclosures and a letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1; and has discussed with PricewaterhouseCoopers its independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters included in such written disclosures and letter. The Audit Committee concluded that the non-audit services provided by PricewaterhouseCoopers do not impact PricewaterhouseCoopers’ independence.

The Audit Committee discussed with the Vice President – Internal Audit and PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets with the Vice President – Internal Audit and PricewaterhouseCoopers, with and without management present, to discuss the results of their audits, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, PricewaterhouseCoopers’ opinions regarding the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee held five meetings in 2005.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the U.S. Securities and Exchange Commission. The Audit Committee also selected, subject to shareholder approval, PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2006.

The Audit Committee:
James J. Forese (Chair)
Vernon R. Loucks, Jr.
Vilma S. Martinez
Andrew C. Taylor
Douglas A. Warner III

Fees Paid to PricewaterhouseCoopers

The following fees were billed by PricewaterhouseCoopers, the Company’s independent registered public accounting firm, for services rendered for the year ($ in millions):

	2005	2004
Audit Fees	$5.1	$4.5
Audit Related Fees	.7	2.5
Tax Fees	1.2	1.7
Total PricewaterhouseCoopers Fees	$7.0	$8.7

Audit Fees represent services rendered for the audit of the Company’s consolidated annual financial statements and reviews of the Company’s consolidated quarterly financial statements, including statutory audit work for foreign operations and the audit of internal controls.

Audit Related Fees are for assurance and other activities not explicitly related to the audit of the Company’s financial statements, and include audits of benefit plans, financial due diligence, internal controls reviews, and special projects.

Tax Fees represent work performed for domestic and international income tax compliance and tax audits, corporate-wide tax planning, executive tax consulting and preparation, and expatriate tax consulting and preparation. On June 30, 2004, PricewaterhouseCoopers ceased providing executive tax consulting and preparation work for the Company’s executives and during 2004 and 2005 did not provide services to the officers named in the Summary Compensation Table on page 22. On December 31, 2005, PricewaterhouseCoopers ceased providing expatriate tax consulting and preparation service to the Company.

The Audit Committee is directly responsible for determining the compensation of the independent registered public accounting firm. Pre-approval by the Audit Committee is required for any engagement of PricewaterhouseCoopers, and the Audit Committee has established the following pre-approval policies and procedures. Annually, the Audit Committee pre-approves services to be provided by PricewaterhouseCoopers. The Audit Committee also considers engagement of PricewaterhouseCoopers to provide other services during the year. Requests for approval are submitted to the Audit Committee by the office of the Company’s Vice President — Internal Audit. Requests are required to include an adequate explanation of the services in sufficient detail for the Audit Committee to determine whether the request is consistent with the SEC’s rules on auditor independence. In determining whether to approve the engagement of PricewaterhouseCoopers, the Audit Committee considers whether such service is consistent with the independence of the registered public accounting firm. The Audit Committee also considers the amount of audit and audit related fees in comparison to all other fees paid to the registered public accounting firm and reviews such comparison each year. The Audit Committee pre-approved all services performed by PricewaterhouseCoopers for 2004 and 2005.

EXECUTIVE COMPENSATION
Report of the Compensation Committee

The Compensation Committee, composed of four independent directors, establishes and administers the executive compensation program for the Company’s top executives.

Compensation Philosophy

The Committee adheres to several guiding principles in carrying out its responsibilities:

•	Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

•	The Company should provide a base salary to employees that will maintain its competitive market position. The Company should offer an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Stock options and restricted stock should be used to foster a long-term perspective aligned with that of the shareholders.

•	Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

•	The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant should annually report to the Committee on the competitive mix of base salary, bonus, and long-term incentives for a comparator group of national companies.

2005 Compensation

The Committee considers several factors when determining compensation for executive officers, including the Chief Executive Officer:

•	Overall Company Performance. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term earnings and cash flow growth; market share gains; return to shareholders (see chart on page 23); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

•	Individual Performance. The Committee considers, in addition to business results, the executive’s achievement of various other managerial objectives, personal development goals, and prior compensation levels, including awards of long term incentives.

•	Competitive Compensation. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 24 companies. This group is comprised of large national consumer goods companies. The companies in the sample are chosen in consultation with the consulting firm to be representative of the types of companies Anheuser-Busch competes with for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also provides guidance to develop benchmarks for those positions not specifically included in the sample.

Salary:

The Company does not have an employment agreement with Mr. Stokes or any of its other executive officers. In setting and adjusting base salaries the Committee generally considers the median for the positions at the comparator companies and the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, gross and operating margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. An executive’s salary is considered to be at the market level if it is within ±20% of the median compensation for base salary. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Stokes’ 2005 base annual salary of $1,526,745 was 5% above the market level of salaries for CEOs in the comparable group of companies.

Actual 2005 salaries for the other executive officers included in the compensation table on page 22 were within ±20% of the median salary where appropriate benchmarks were available and were determined by a subjective evaluation of responsibilities, individual performance, and to a lesser degree, length of service.

Bonus:

The Officer Bonus Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 2005 the Committee adopted the 2005 Officer Bonus Program, which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 2005 after adjustments for certain items. The Committee also determined a bonus formula for allocating the pool among the participants in which maximum payouts for participants were expressed as a percentage of the total pool.

In February 2006 the Committee certified that the 2005 performance goal was not met. Therefore, no bonuses for 2005 were paid to the plan participants, including Mr. Stokes, the 17 other executive officers, and the 38 other officers of the Company and Anheuser-Busch, Incorporated.

Long-Term Incentives:

Stock option awards are made to approximately 2,900 middle and upper level managers, including Mr. Stokes and the other executive officers included in the compensation table on page 22. Each stock option permits the executive to purchase one share of Anheuser-Busch stock from the Company at the market price of Anheuser-Busch stock on the date of grant. The stock option grants vest over a three-year period of service. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits, and are generally above the median for the peer group. In keeping with the Committee’s philosophy of aligning management and stockholder interests and in having a significant portion of total compensation be at risk, in 2005, the Committee granted Mr. Stokes options for 693,187 shares under the 1998 Incentive Stock Plan.

The Committee determined that United States public companies are increasingly recognizing restricted stock as an important part of a comprehensive stock incentive program and this year awarded performance-vesting restricted stock to the executive officers of the Company, including Mr. Stokes. Vesting of the restricted stock is contingent on the company achieving performance measures based upon total shareholder return for the Company compared with the total shareholder return of the S&P 500 companies. In 2005, the Committee awarded Mr. Stokes 42,915 shares of restricted shares with an effective date of January 1, 2006.

Stock options and restricted stock are awarded under the 1998 Incentive Stock Plan. The Committee believes that a combination of stock options and restricted stock serves to align the interests of executives with those of the Company’s stockholders. The combined award of stock options and performance-vesting restricted stock to Mr. Stokes was at the 75th percentile of his peer group.

Policy on Deductibility of Compensation Expenses

The Company is not allowed a tax deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its stockholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the tax deductibility of compensation expenses.

Stock options grants and restricted stock awards under the 1998 Incentive Stock Plan are designed to qualify as performance-based compensation.

The Compensation Committee:
Vernon R. Loucks, Jr. (Chair)
James J. Forese
Vilma S. Martinez
William Porter Payne

Compensation Committee Membership

All members of the Compensation Committee (Vernon R. Loucks, Jr., James J. Forese, Vilma S. Martinez, and William Porter Payne) are independent, non-employee directors.

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Option Awards (#)	All Other Compensation ($)(4)
P. T. Stokes	2005	1,526,745	0	68,119	1,889,118	693,187	120,914
President and Chief	2004	1,461,000	3,139,500	14,780	0	900,000	146,146
Executive Officer	2003	1,391,250	3,500,000	16,122	0	1,354,200	147,716
A. A. Busch III	2005	600,000	0	319,701	940,399	345,062	88,877
Chairman of the Board	2004	600,000	1,345,500	294,412	0	450,000	97,151
	2003	600,000	1,500,000	292,987	0	750,000	105,564
A. A. Busch IV	2005	950,000	0	30,908	999,166	366,628	66,815
Vice President	2004	900,000	986,700	12,499	0	500,000	77,821
and Group Executive	2003	800,000	1,000,000	11,814	0	600,000	71,718
W. R. Baker	2005	615,000	0	8,481	418,542	153,575	55,487
Vice President and	2004	590,000	627,900	7,499	0	300,000	64,123
Chief Financial Officer	2003	560,000	670,000	9,203	0	325,000	64,841
D. J. Muhleman	2005	574,750	0	12,571	391,162	143,524	47,036
Group Vice President,	2004	550,000	426,075	9,160	0	230,000	54,650
Brewing, Operations and	2003	510,000	440,000	10,289	0	230,000	50,909
Technology, Anheuser-
Busch, Incorporated

(1)	Salary and bonus amounts include any amounts deferred under the Executive Deferred Compensation Plan. Officers who defer salary or bonus are credited with returns based on market rates. The table does not include any such returns.

(2)	Included in this column for Mr. Stokes in 2005 are tax and financial counseling services with a cost of $18,325, car and related services with a cost of $17,854 and club dues with a cost of $16,125.

Included in this column for Mr. Busch III is security with a cost of $250,000 in 2005, $243,000 in 2004 and $237,000 in 2003. The Company believes Mr. Busch III and his family are subject to security risks as a result of his employment and association with the Company and has concluded that it is appropriate to provide security protection for them at his home. Although the Company does not consider the security arrangements to be compensatory, and the need for them arises from his business duties, the Company has included the costs in the table above.

The Company owns corporate aircraft and corporate residences. Subject to compliance with written Company policies, Company personnel, including executive officers, using the corporate aircraft or corporate residences for business purposes may be permitted to invite family members or other guests to accompany them on the aircraft or to join them in the use of the corporate residences. The Company does not incur any additional incremental costs as a result of such accompaniment or use and the table above does not include any amount for these arrangements. These arrangements are included in the compensation of the Company personnel as required by tax law.

The Company also allows Company executives, including the executive officers, to use corporate residences for personal use when the residences are not needed for business purposes. Executives pay a fee to cover the incremental costs to the Company and any excess of the fair market value over that fee is considered additional compensation to the executive for tax purposes.

(3)	The amounts shown in this column represent the grant date values of Anheuser-Busch performance-vesting restricted stock awarded to the Named Executive Officers pursuant to the 1998 Incentive Stock Plan. The number of shares awarded to the Named Executive Officers on November 22, 2005, with an effective date of January 1, 2006, were 42,915 to Mr. Stokes, 21,363 to Mr. Busch III, 22,698 to Mr. Busch IV, 9,508 to Mr. Baker, and 8,886 to Mr. Muhleman. The values were determined by multiplying the number of shares by the closing stock price on November 22, 2005. These shares are subject to performance targets for an approximately 36 month period commencing on January 1, 2006. Vesting of the shares will be 0%, 80%, or 100%, depending on the performance achieved during the period. Dividends are paid on all restricted shares. Since the effective date for these awards was January 1, 2006, the 2005 year-end number and value for the aggregate restricted stock holdings of each of the Named Executive Officers were 0 and $0, respectively.

(4)	The 2005 amounts disclosed in this column include:

(a)	Company matching contributions and certain other allocations under certain defined contribution and deferred compensation plans of $96,311 for Mr. Stokes, $37,850 for Mr. Busch III, $59,928 for Mr. Busch IV, $38,796 for Mr. Baker, and $36,257 for Mr. Muhleman.

(b)	Payments in connection with life and accidental death insurance coverage of $24,603 for Mr. Stokes, $41,802 for Mr. Busch III, $6,314 for Mr. Busch IV, $16,691 for Mr. Baker, and $9,956 for Mr. Muhleman.

(c)	Payment of director fees and awards from subsidiary or affiliated companies of $9,225 for Mr. Busch III, $573 for Mr. Busch IV, and $823 for Mr. Muhleman.

Comparison of Five Year Cumulative Total Return*
Anheuser-Busch Companies, Inc., S&P 500 Index
and Russell Top 200 Index**
(12/31/00-12/31/05)

	2000	2001	2002	2003	2004	2005
Anheuser-Busch	$100.0	$100.9	$109.7	$121.4	$119.0	$103.1
S&P 500	100.0	88.2	68.7	88.4	98.0	102.8
Russell Top 200 Index	100.0	85.4	65.5	82.9	89.8	93.2

*	Assumes $100 invested on December 31 of first year of chart in Anheuser-Busch Companies, Inc. Common Stock, the S&P 500 Index, and the Russell Top 200 Index and that all dividends were reinvested quarterly.

**	The Company has elected to compare shareholder returns with the Russell Top 200 Index because Anheuser-Busch is the sole remaining leading brewer that is independent and domestically based. The Russell Top 200 Index is comprised of the 200 largest publicly held United States companies, including Anheuser-Busch, based on market capitalization.

***	Compound Annual Growth Rate.

Option Grants in 2005

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2005(3)	Exercise Price ($/sh)	Expiration Date	0%(4)	5%	10%
P. T. Stokes	693,187	6.14	43.80	11/22/15	$0	$19,094,241	$48,388,556
A. A. Busch III	345,062	3.06	43.80	11/22/15	0	9,504,935	24,087,370
A. A. Busch IV	366,628	3.25	43.80	11/22/15	0	10,098,983	25,592,805
W. R. Baker	153,575	1.36	43.80	11/22/15	0	4,230,313	10,720,444
D. J. Muhleman	143,524	1.27	43.80	11/22/15	0	3,953,452	10,018,825
All Shareholders	N/A	N/A	N/A	N/A	0	21,406,787,144	54,248,998,270
All Employee Optionees	11,292,720	100	N/A	N/A	0	311,064,590	788,298,696
Employee Optionee Gain as % of All Shareholders Gain	N/A	N/A	N/A	N/A	N/A	1.5%	1.5%

(1)	All options granted to the named officers were granted on November 23, 2005. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the Compensation Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee’s death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 2005 grant which normally would become exercisable on November 23, 2006 was made eligible for earlier vesting if transferred in gifts to certain family members, trusts, or partnerships. Transfers to family members, trusts, or partnerships will not reduce or defer (i) the compensation income that an optionee would otherwise recognize from an exercise of the options or (ii) the Company’s tax deduction that would otherwise result from the option exercise. A tax payment feature allows the use of option stock to pay the minimum withholding taxes related to an option exercise. The number of options granted with the tax payment feature in 2005 to the named officers were: Mr. Stokes, 690,904; Mr. Busch III, 342,779; Mr. Busch IV, 364,345; Mr. Baker, 151,292; and Mr. Muhleman, 141,241.

(2)	The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Potential realizable values for all shareholders are based on 777,140,379 shares outstanding at November 30, 2005 and a per share price of $43.80, which represents the fair market value of the Company’s stock on the date of the grants.

(3)	Based on 11,292,720 options granted to 2,874 employees during 2005.

(4)	No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders. A zero percent stock price appreciation will result in zero dollars for the optionees.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

			Number of Securities Underlying Unexercised Options at 12/31/05 (#)	Value of In-the-Money Options at 12/31/05 ($)(1)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
P. T. Stokes	6,180	174,782	5,866,116/ 1,744,585	14,211,105/ 0

A. A. Busch III	0	0	4,856,734/ 895,060	9,146,849/ 0

A. A. Busch IV	0	0	1,583,368/ 899,960	1,155,000/ 0

W. R. Baker	106,180	3,156,009	1,862,569/ 461,906	10,693,000/ 0

D. J. Muhleman	1,755	48,547	1,017,101/ 373,523	3,272,844/ 0

(1)	Value before income taxes payable as a result of exercise.

(2)	Based on the average of the high and low price of the Company’s common stock on the New York Stock Exchange—Composite Transactions for 12/30/05 ($42.95).

Pension Plans Table

	Years of Service
Eligible Remuneration	5	10	15	20	25	30 or More
$ 500,000	$41,667	$83,333	$125,000	$166,667	$208,333	$250,000
1,000,000	83,333	166,667	250,000	333,333	416,667	500,000
1,500,000	125,000	250,000	375,000	500,000	625,000	750,000
2,000,000	166,667	333,333	500,000	666,667	833,333	1,000,000
2,500,000	208,334	416,667	625,000	833,333	1,041,667	1,250,000
3,000,000	250,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,500,000	291,667	583,333	875,000	1,166,667	1,458,333	1,750,000
4,000,000	333,333	666,667	1,000,000	1,333,333	1,666,667	2,000,000
4,500,000	375,000	750,000	1,125,000	1,500,000	1,875,000	2,250,000
5,000,000	416,668	833,334	1,250,000	1,666,666	2,083,334	2,500,000
5,500,000	458,333	916,667	1,375,000	1,833,333	2,291,667	2,750,000
6,000,000	500,000	1,000,000	1,500,000	2,000,000	2,500,000	3,000,000
6,500,000	541,667	1,083,333	1,625,000	2,166,667	2,708,333	3,250,000
7,000,000	583,333	1,166,667	1,750,000	2,333,333	2,916,667	3,500,000

The Pension Plans Table above shows a range of estimated total annual normal retirement pension benefits from qualified and non-qualified defined benefit pension plans for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee’s annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. A reduction in an employee’s eligible remuneration after age 55, however, will not reduce the annual pension benefit below the employee’s highest accrued amount at any time after age 55. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The table shows the benefit payable at normal retirement age (65), payable in the form of a life annuity with ten years of guaranteed payments. This is subject to actuarial adjustment for an employee who retires after age 65. Amounts shown do not reflect the applicable deduction for Social

Security benefits. Employees may choose from several payment options, including a lump sum which is the present value of the annual pension benefit shown above determined on the basis of interest rate and mortality factors in effect at the time of payment.

Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Stokes—37 years and $4,961,000; Mr. Busch III—48 years and $4,500,000 (based on compensation for 2002); Mr. Busch IV—19 years and $1,936,700; Mr. Baker—35 years and $1,260,000; and Mr. Muhleman—27 years and $1,000,825.

Change in Control Arrangements

An employee who is involuntarily terminated within three years after a change in control receives an additional five years of age and service in the calculation of the annual pension benefit under the Company’s tax- qualified pension plan. The minimum increase in benefits under this provision is 15%.

Under the Company’s plans which are not tax-qualified, vesting and payment of the benefits are accelerated upon a change in control. If special additional tax were imposed on a participant as to such benefits on account of a change in control, the participant’s benefits would be increased to the extent required to put the participant in the same position after payment of the special tax as if the special tax had not been imposed.

Equity Compensation Plans

The following table sets forth, for the Company’s equity compensation plans, the number of outstanding option grants under such plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for issuance under such plans, all as of December 31, 2005.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares to be Issued upon Exercise of Outstanding Options)
Equity compensation plans approved by security holders(1)	96,430,299	$45.01	23,312,857
Equity compensation plans not approved by security holders(2)	117,224	$49.18	827,826
Total	96,547,523	$45.01	24,140,683

(1)	The 1989 Incentive Stock Plan, the 1998 Incentive Stock Plan, and the Stock Plan for Non-Employee Directors.

(2)	The Global Employee Stock Plan (“Global Plan”), which authorizes the Company to issue up to 1,000,000 shares of common stock to permanent employees of the Company and its subsidiaries located outside of the United States who elect to participate. The Global Plan is designed to encourage savings and ownership of Company shares, and was begun in 1999. Under the Global Plan, participants elect to have a portion of their cash compensation withheld in special savings accounts each payroll period. Each year, generally on March 1, each participant is offered up to 200 shares at the market price on the offer date. If the market price later rises above the fixed offer price, the offer may be accepted for up to three years from the offer date. If accepted, payment for the shares purchased must come from the participant’s special savings account and no other source. A participant may sell purchased shares on designated sale dates. If a participant retains purchased shares in his or her account for at least two years, the Company awards additional shares based on the number of retained shares; the amount of additional shares ranges from 10% to 50%, depending on the Company’s business performance. Participants generally may elect to reinvest dividends on purchased shares, but reinvestment shares are not entitled to additional awards.

OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

In 1993, pursuant to an investment agreement, the Company purchased equity securities of Grupo Modelo, S.A. de C.V., Mexico’s largest brewer (“Grupo Modelo”), and of Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo (“Diblo”). The Company subsequently exercised options it obtained under the investment agreement to acquire additional equity securities of Grupo Modelo and Diblo and now holds a 50.2% direct and indirect interest in Diblo. The Company does not have voting or other effective control of either Grupo Modelo or Diblo. Carlos Fernandez G. is Chairman of the Board of Directors and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain on its Board of Directors a designee of the controlling shareholders of Grupo Modelo as long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is that designee.

August A. Busch III is the father of August A. Busch IV, an executive officer of the Company. Another son of Mr. Busch III, Steven A. Busch, is employed by the Company as Executive Assistant to the Chairman of the Board, for which he received cash compensation of $144,552 for 2005. A daughter of Mr. Busch III, Virginia Busch, is employed by the Company’s wholly-owned subsidiary, Busch Entertainment Corporation, as Senior Manager of Corporate Conservation, for which she received cash compensation of $86,839 for 2005. Two sons of Patrick T. Stokes were employed by the Company’s wholly-owned subsidiary, Anheuser-Busch, Incorporated in 2005. David Stokes was the Vice President and General Manager of the Sylmar wholesaler operation until June 27, 2005 and received cash compensation of $75,107. Michael Stokes was a Manager of Business Development Sales during the year and received cash compensation of $94,068. Laurie Katz, a stepdaughter of Francine Katz, an executive officer of the Company, is employed by Anheuser-Busch, Incorporated as a regional manager for which she received cash compensation of $72,540 for 2005. Jennifer Corry, the daughter of Joseph Sellinger, an executive officer of the Company, is employed by the Company as an information systems team leader for which she received cash compensation of $63,245 for 2005. John Corry, a son-in-law of Mr. Sellinger, is employed by Anheuser-Busch, Incorporated as a group operation manager for which he received cash compensation of $69,136 for 2005. Jon Hoffmeister and Kristen Hoffmeister, son and daughter-in-law of James Hoffmeister, an executive officer of the company, are employed by Anheuser-Busch, Incorporated as a brand manager and process manager, respectively, for which they received cash compensation of $112,545 and $64,275, respectively, for 2005.

The Company leases approximately 267 acres located in St. Louis County, Missouri and certain other property, in part from a trust established for the benefit of certain heirs of the late August A. Busch, Jr. and in part from Grant’s Farm Manor, Inc., a corporation owned by Andrew Busch, a son of August A. Busch, Jr. August A. Busch III and his children have no financial interest in the leases. The Grant’s Farm facility (under lease from the trust) is used extensively by the Company for advertising and public relations purposes, for public tours, and for corporate entertaining. Grant’s Farm is one of St. Louis’ most popular tourist attractions. The lease arrangements for Grant’s Farm require the Company to pay a fixed annual rent and a percentage of income generated from on-site concession operations. The lease arrangements with Grant’s Farm Manor, Inc. are for the housing and breeding of the Company’s Clydesdale horses. The Company is required to reimburse maintenance and certain other expenses associated with each of the leased properties. The Company has certain rights of first refusal and other limited purchase rights relating to the Grant’s Farm land and some of the leased personal property, and to a private residence situated within the leased premises and certain personal property associated with the residence. For the year 2005, the Company paid in the aggregate $3,322,793 under these lease arrangements.

The Company has for many years sold or assigned or approved the sale of interests in Anheuser-Busch wholesalerships to officers or employees of the Company or to immediate family members of directors, officers, or employees of the Company. Anheuser-Busch, Incorporated (“ABI”) was party to an agreement with its wholesaler in St. Louis County, Missouri, providing ABI with the option to purchase substantially all of the assets of the wholesaler business. In 2005, ABI assigned its rights under the agreement to D&D Distributors L.L.P., a partnership owned by David Stokes. David Stokes is the son of Patrick T. Stokes and prior to the assignment was the Vice President and General Manager of the Company’s Sylmar wholesaler operation, as noted above. D & D Distributors purchased the assets and business for the purchase price specified by the agreement. Based upon the Company’s extensive experience in valuing wholesaler operations, the Company believes the price paid by D&D Distributing to be the fair market value of the acquired assets and business. D & D Distributing also paid to ABI $159,810 as reimbursement of ABI’s costs incurred in connection with the transaction.

Anheuser-Busch, Incorporated (“ABI”) has agreements with D&D Distributors L.L.P. d/b/a, Grey Eagle Distributors (“Grey Eagle”), Southern Eagle Distributing, Inc. (“Southern Eagle”), Busch-Transou L.C. d/b/a Tri-Eagle Sales (“Tri-Eagle”), and City Beverages L.L.C. (“City Beverages”) for the distribution of malt beverage products in St. Louis County, Missouri, Fort Pierce, Florida, Tallahassee, Florida, and Kent and Lakewood, Washington, respectively. David Stokes, the son of Patrick T. Stokes, is the owner of Grey Eagle. Grey Eagle paid $20,936,593 to ABI for the purchase of products and wholesaler related services during 2005. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle paid $41,365,716 to ABI for the purchase of products and wholesaler related services during 2005. Tri-Eagle is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle paid $28,149,767 to ABI for the purchase of products and wholesaler related services during 2005. City Beverages paid $45,047,692 to ABI for the purchase of products and wholesaler related services during 2005. City Beverages is majority owned by Steven Knight, a son of a director of the Company. The distribution agreements with these wholesalerships are ABI’s standard distribution agreements. PricewaterhouseCoopers performs procedures every year designed to determine if these wholesalerships obtain treatment or special terms from ABI different from that available to all other independent wholesalers. PricewaterhouseCoopers’ findings are reported each year to the Board’s Conflict of Interest Committee.

Ginnaire Rental, Inc. (“Ginnaire”), a corporation wholly owned by Mr. Busch III, leases aircraft to the Company for business use. For 2005, the Company paid $614,326 to Ginnaire pursuant to the lease agreements. The leasing fees are an hourly rate intended to reimburse Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company’s actual use of the aircraft, without mark-up. The Company provides fuel and hangar and maintenance services to aircraft owned by Ginnaire, by Mr. Busch III personally or by a corporation in which he has a substantial interest. The Company is reimbursed its costs for aircraft usage and expenses by these parties and for 2005, the Company was paid $258,536.

The Company’s subsidiary, Busch Properties, Inc. (“BPI”) operates a resort in Williamsburg, Virginia containing more than 400 rental units. BPI acts as rental agent on behalf of the owners of the rental units. Mr. Stokes and Mr. Busch III own rental units, which participate in the leasing program on the same terms as all other units. In 2005, the fee paid to BPI by Mr. Stokes for acting as rental agent for his unit was $32,473. In 2005, the fee paid to BPI by Mr. Busch III for acting as rental agent for his two units was $92,442.

The Company has only engaged in the transactions of the nature described above if the Company’s Business Practices Committee and the Board’s Conflict of Interest Committee have determined that they are at least as favorable to the Company and its subsidiaries as transactions with unrelated parties and has always fully disclosed these transactions in the Company’s proxy statement. The Company believes that transactions of this nature, coupled with complete disclosure, are appropriate, consistent with good governance and provide benefits to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.

OTHER MATTERS

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other stockholders, the Company has engaged D. F. King & Co., Inc.

for a fee not to exceed $12,000 plus out-of-pocket expenses. Solicitation also may be made by the Company’s officers, directors, or employees, personally or by telephone.

Stockholder Proposals for 2007

For inclusion in the Company’s Proxy Statement and form of proxy, any stockholder proposals intended to be presented at the 2007 Annual Meeting must be received by the Company at its principal executive offices no later than November 9, 2006.

Stockholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2007 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Vice President and Secretary and received at the Company’s principal executive offices not earlier than December 27, 2006 and not later than January 26, 2007. The written notice must satisfy certain requirements specified in the Company’s by-laws. A copy of the by-laws will be sent to any stockholder upon written request to the Vice President and Secretary.

Communications With Board

Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: Attn: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) for directors, officers, and employees, which is available on the Corporate Governance section of the Company’s website (under “Investor Info”) at www.anheuser-busch.com. The Code is also available in print to any stockholder upon written request to: Vice President and Secretary, Anheuser-Busch Companies, Inc., Mail Code 202-6, One Busch Place, St. Louis, MO 63118. If any substantive amendments are made to the Code, the nature of such amendment will be disclosed on our website. In addition, if a waiver from the Code is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

St. Louis, Missouri
March 9, 2006

Appendix A

ANHEUSER-BUSCH COMPANIES, INC.
CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Anheuser-Busch Companies, Inc. (the “Company”) has adopted this set of corporate governance guidelines to further its longstanding objective to provide appropriate governance of the Company for the long-term benefit of stockholders.

Role of the Board of Directors

The Board of Directors selects the Chief Executive Officer and oversees the performance of the officers of the Company in the interest and for the benefit of the stockholders. The Board of Directors has delegated to the Chief Executive Officer, together with the other officers of the Company, the authority and responsibility for managing the business of the Company under the direction of the Board. Each director is expected to spend the time and effort necessary to properly discharge the director’s responsibilities.

Composition of the Board of Directors

1.  Size of Board of Directors

The Corporate Governance Committee makes recommendations to the Board of Directors concerning the appropriate size of the Board of Directors. The Board of Directors believes that the quality of the individuals serving on the Board of Directors and the overall balance of the Board of Directors is more important than the number of members.

2.  Board Membership Criteria

The Board of Directors is responsible for nominating individuals for election to the Board of Directors by the stockholders and for appointing individuals as directors between annual meetings of the stockholders. The Corporate Governance Committee identifies, reviews and makes recommendations concerning potential members of the Board of Directors. Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the name and supporting information to: Secretary, Anheuser-Busch Companies, Inc., One Busch Place, St. Louis, Missouri 63118.

The Board seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that can best perpetuate the success of the Company and promote the interests of stockholders. Directors should be committed to representing the interests of all stockholders and not to advancing the interests of special interest groups or constituencies of stockholders. Annually (or more often, if necessary), the Corporate Governance Committee reviews the qualifications and backgrounds of the directors and makes recommendations to the Board as to the directors to be nominated for election by the stockholders at the next annual meeting.

3.  Selection of Chairman

The Board of Directors annually selects a Chairman from among the directors. The Board of Directors has concluded that the decision as to whether the offices of the Chief Executive Officer and the Chairman should be separate should be based upon the determination of the Board of Directors as to which approach best serves the interests of the Company at the time.

4.  Term Limits

The Board does not believe that it should establish term limits for directors. Term limits would deprive the Company of the knowledge and expertise developed by directors from extended service on the Board of Directors.

5  Retirement of Board Members

The policy of the Board of Directors is that it will not nominate any individual for election as a director by the stockholders or appoint any individual as a director if such person is 72 years or older, subject to the following exception. Individuals who have served as directors of the Company or its predecessor since 1971 may continue to be nominated until they reach the age of 75. August A. Busch III is the only remaining director to whom this exception is applicable.

6.  Directors Who Change Their Present Job Responsibility

The Board of Directors does not generally believe that directors who retire or significantly change the employment position they held when they became a member of the Board should leave the Board of Directors. However, upon any such event, the director is expected to submit a letter of resignation for consideration by the Board of Directors. The Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors.

7.  Limitation on Other Board Service

The Board of Directors believes that the Company benefits from the experience directors bring from other boards on which they serve and accordingly does not believe that its directors should be prohibited from serving on boards and committees of other organizations. The Board does recognize that service on other boards may present demands on a director’s time and availability. Accordingly, the Board has adopted a policy prohibiting directors from serving as directors of more than five public companies (in addition to the Company). Directors are expected to inform the Chairman of the Board and the Chairman of the Corporate Governance Committee prior to becoming a director of any other company, whether public or private, or becoming a member of the audit committee of any other public company.

8.  Director Orientation and Continuing Education

The Company shall conduct an orientation program for newly elected or appointed directors on topics that will assist them in discharging their duties. The Company’s management shall conduct educational sessions for directors on matters relevant to the Company’s operations and to assist them in discharging their duties. The Corporate Governance Committee will oversee the development of the orientation and continuing education programs.

Independence Criteria

A director is determined to be independent if the Board of Directors has determined that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

The Board of Directors has established the following categorical standards in connection with determining the independence of directors.

(a)  A director will not be considered to be independent if:

(i)  during the past three years:

•	The Company has employed the director in any capacity or the Company has employed any of the director’s immediate family members as an executive officer;

•	The director or any of the director’s immediate family members has received more than $100,000 per year in direct compensation from the Company (excluding director and committee fees and pension or other forms of deferred compensation for prior service and compensation paid to a family member for service as a non-executive employee of the Company);

•	The director has been part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation committee of another company for which the director or any of the director’s immediate family members is an executive officer;

•	The director is an executive officer or an employee, or any of the director’s immediate family members is an executive officer, of a for profit organization that has made payments to, or received payments from, the Company for property or service in an amount that, in any single fiscal year, exceeds the greater of $1 million of 2% of such organization’s consolidated gross revenues; or

(ii) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(b)  The following will not be considered to impair a director’s independence:

•	The director or any member of the director’s immediate family is employed by, an officer of or affiliated with any for profit organization that has made or received non-significant payments to or from the Company. For the purposes of this categorical standard, a payment will be considered to be non-significant if it represents less than (i) 1% of the gross revenues of the for profit organization for its last full fiscal year, and (ii) 1% of the Company’s gross revenues for its last full fiscal year;

•	The director is an officer, director, trustee, or employee of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its foundations, no more than $500,000 per annum or 2% of the organization’s gross revenues for its last full fiscal year (whichever is greater);

•	The director receives fees for service as the Company’s representative or the representative of the Board of Directors on the board of directors of subsidiary or affiliated companies paid by the Company or such subsidiary or affiliated companies; or

•	The director is an executive officer of another corporation or organization of which an executive officer of the Company serves on the board of directors (but is not on the compensation committee of the corporation or organization) or the director serves on the board of another corporation or organization together with other directors or officers of the Company.

Annually, the Board of Directors will review the last categorical standard listed above and its application to the members of the Board.

An individual will be considered to be affiliated with a corporation or other entity, if that individual controls, is controlled by or is under common control with the corporation or other entity.

The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

Board Meetings

1.  Frequency of Meetings

The Board of Directors determines its schedule of board meetings each year. The current schedule is for nine regular meetings each year. A director is expected to regularly attend meetings of the Board and of the committees on which the director serves, and to review materials distributed in advance of meetings. A director is also expected to attend the annual meeting of stockholders.

2.  Selection of Agenda Items

The Chairman of the Board of Directors establishes the agenda for each meeting. Each member of the Board may suggest additional items for the agenda.

3.  Distribution of Materials

The minutes of the prior Board meeting, an agenda for the forthcoming meeting, and Company financial information are distributed to Board members in advance of the meetings.

4.  Attendance of Non-Directors

The Company may request retired directors to continue to attend Board meetings as advisory directors for the two years following their retirement so that the Company can continue to benefit from their experience and advice. Advisory directors will not vote. The Board believes that attendance by senior management of the Company at Board meetings is beneficial.

5.  Access to Management and Advisers

Board members shall have unrestricted access to management of the Company. The Board of Directors shall have the authority to retain independent legal, accounting or other consultants to advise the Board.

6.  Separate Sessions of Non-Management Directors

The non-management directors of the Company shall meet in regularly scheduled executive sessions without management no fewer than three times a year. The independent directors of the Company shall additionally meet in executive session at least once a year, without management or the other directors. The position of lead director at these sessions shall rotate annually among the independent directors. The lead director may invite advisory directors to attend these sessions.

Director Compensation

The Company believes that the compensation paid to directors should be competitive and should encourage ownership of the Company’s stock by directors but shall not be at a level or in a form that would call into question the independence of the directors. The Corporate Governance Committee shall periodically review the compensation paid to directors by the Company and make recommendations to the Board of Directors concerning such compensation.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board of Directors.

Board Committees

1.  Number and Names of Board Committees

The Board of Directors shall establish committees from time to time to assist it in discharging its obligations. There are currently seven standing committees:

Audit Committee Compensation Committee Conflict of Interest Committee Corporate Governance Committee Executive Committee Finance Committee Pension Committee

Each committee has a written charter, which has been adopted and is periodically reviewed by the Board of Directors. The purpose and responsibility of each committee is described in its respective charter. After each of its meetings, the committee shall report on the meeting to the Board of Directors.

2.  Independence of Committee Members

The Audit, Compensation, and Corporate Governance Committees shall be composed entirely of independent directors. The membership of each committee and the compensation paid to the members of each committee will comply with the requirements of the law and the listing standards of the New York Stock Exchange.

3.  Committee Agendas

The Chairman of each committee, in consultation with appropriate members of management, establishes the agenda for each meeting. Each member of the committee may suggest additional items for the agenda.

4.  Assignment of Committee Members

The Chairman of the Board, after consideration of the desires, experience and expertise of individual directors and in consultation with the Chairman of the Corporate Governance Committee, recommends to the Board of Directors the assignment of directors to the committees of the Board of Directors, including the chairmen of the committees. The Board of Directors annually appoints the chairmen and members to each committee.

The Company does not permit any member of its Audit Committee to be a member of the audit committees of more than two other public companies.

The Board of Directors does not require mandatory rotation of committee assignments or chairmen. The Board of Directors believes that the knowledge and expertise developed by directors through extended service on a committee outweigh the benefits obtained through mandatory rotation.

Performance Evaluation; Succession Planning; Stock Ownership by Executive Officers;
Stock Ownership by Directors; Communications to Board Members

1.  Management Succession

The Board of Directors plans for the succession to the position of Chief Executive Officer. To assist the Board of Directors, the Chief Executive Officer annually provides to the Board an assessment of the Company’s executive officers and their potential to succeed him or her. The Chief Executive Officer also provides to the Board of Directors an assessment of persons considered potential successors to the other executive officers. In addition, the Chief Executive Officer prepares a short-term succession plan providing for temporary delegation of authority in the event the Chief Executive Officer becomes unexpectedly unable to perform his or her duties.

2.  Evaluation

Annually, the Board of Directors shall evaluate its performance and the performance of each committee. The evaluation will be overseen by the Corporate Governance Committee. Annually, the Compensation Committee shall evaluate the performance of the officers of the Company. The Corporate Governance Committee and the Compensation Committee shall discuss the results of their evaluations with the Board of Directors.

Annually, the Corporate Governance Committee reviews the Corporate Governance Guidelines and recommends such changes to the Board of Directors as it determines to be necessary or appropriate.

3.  Stock Ownership by Executive Officers

The Board believes that the executive officers of the Company should have a significant investment in the common stock of the Company, in order to align their interests with those of the stockholders. Accordingly, the Board of Directors has established a policy that the chief executive officer of this Company should own common stock with a market value of at least five times his or her base pay and that each other executive officer of the Company should own common stock of the Company with a market value of at least three times his or her base pay. These calculations will include the restricted stock held by the executive and common stock credited to the executive’s 401(k) account. An executive will be permitted five years to satisfy the applicable requirement upon his or her appointment to the respective position. At any time at which an executive has not satisfied the stock ownership requirement, the executive must retain at least 75% of the after tax value of all stock options exercised by the executive and 100% of the after tax value of all vested restricted stock.

4.  Stock Ownership by Directors.

The Board believes that directors of the Company should have a significant investment in the common stock of the Company, in order to align their interests with those of the stockholders. Accordingly, the Board of Directors has established a policy that each director should own common stock of the Company with a market value of at least three times his or her annual retainer. These calculations will include the restricted stock and phantom shares held by the director. A director will be permitted five years to satisfy the requirement upon his or her election as a director. At any time during which a director has not satisfied the stock ownership requirement, the director must retain at least 75% of the after tax value of all stock options exercised by the director and 100% of the after tax value of all vested restricted stock.

5.  Communications to Board Members

The Company has established several means for stockholders or other interested parties to communicate their concerns to the Board of Directors, chairmen of committees of the Board of Directors, or the non-management directors of the Board of Directors. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee, in care of the Company’s Secretary. If the concern relates to the Company’s governance practices or business practices, the concern should be submitted in writing to the Chairman of the Corporate

Governance Committee, in care of the Company’s Secretary. Persons may also submit concerns in writing to the Board of Directors or to any or all of the non-management directors, in care of the Company’s Secretary.

Other Policies

1.  Confidential Voting

All proxies, ballots and vote tabulations that identify the vote of a stockholder are kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced unless (i) there is a contested solicitation of proxies, (ii) disclosure is required by law, (iii) disclosure is required in order for the Company to assert or defend against a claim, or (iv) written comments by a stockholder appear on a proxy card or other voting materials.

2.  Stockholder Rights Plan

The Company does not have a stockholder rights plan and is not considering adopting one. The Board of Directors has adopted a policy that it will not approve a stockholder rights plan without first submitting the plan to a vote of stockholders, unless, in its exercise of its fiduciary duties, the Board of Directors determines that, under the circumstances existing at that time, adoption of a stockholder rights plan without first seeking stockholder approval is in the best interests of the Company’s stockholders (whether to avoid the delay resulting from seeking stockholder approval or for other reasons). If the Company adopts a rights plan without first submitting the plan to a vote of stockholders, within 12 months after the adoption the Company will submit the stockholder rights plan to a vote by the stockholders of the Company or will cause termination of the rights plan.

As amended on February 22, 2006

Appendix B

ANHEUSER-BUSCH COMPANIES, INC.
2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose

The purpose of this Plan is to attract and retain highly-qualified individuals who are not current employees of the Company to serve as directors of the Company and to align their financial interests with those of the Company’s stockholders through increased ownership of Stock.

2. Maximum Number of Shares

The maximum number of shares of Stock and Restricted Stock Units with respect to which Awards may be made pursuant to this Plan is 100,000. This number shall be adjusted in the event of a recapitalization or other substantial change in capitalization affecting the Stock as provided in Section 5(l). Any shares of Stock which underlie Awards that are forfeited shall revert to the Company and shall again be available for award hereunder. In its discretion, the Company may issue treasury shares or authorized but unissued shares under this Plan.

3. Eligibility

Participation in this Plan is limited to Non-Employee Directors.

4. Commencement of the Plan

This Plan shall commence on the date the stockholders of the Company approve this Plan.

5. Restricted Stock and Restricted Stock Unit Awards.

(a) Annual Awards. Each Non-Employee Director who is first elected or re-elected by the stockholders of the Company at, or who continues in office after, any Annual Meeting, shall be awarded 500 shares of Restricted Stock (or 500 Restricted Stock Units pursuant to Section 5(c)), on the date of such Annual Meeting.

(b) Initial Appointment Awards. In its discretion, the Board may make an award of Restricted Stock (or Restricted Stock Units pursuant to Section 5(c)) to any person who first becomes a Non-Employee Director by Board appointment between Annual Meetings or who is first appointed an advisory director by the Board, effective on the date of such appointment. Any such initial appointment award may not exceed 500 shares of Restricted Stock (or Restricted Stock Units pursuant to Section 5(c)), but may be less than that number in the Board’s discretion.

(c) Basis for Award of Restricted Stock Units. A Non-Employee Director who, on the date an Award of Restricted Stock otherwise would be made to him or her, is not a stockholder and is permitted not to be a stockholder in accordance with Section 3:2 of the Company’s By-Laws, shall instead be awarded 500 Restricted Stock Units on the dates provided in Sections 5(a) and (b) hereof.

(d) Tax Withholding. To the extent applicable to a Non-Employee Director, not later than the date on which the restrictions set forth in Section 5(g) shall lapse with respect to all or part of any Restricted Stock awarded to such Non-Employee Director, the Company will withhold from such shares that number of whole shares having a Fair Market Value nearest to the amount required by law to be withheld by the Company for payment of any national, state or local taxes of any kind with respect to all of the shares on which the restrictions have lapsed. To the extent applicable to a Non-Employee Director, not later than the date on which the restrictions set forth in Section 5(g) shall lapse with respect to all or part of any Restricted Stock Units awarded to such Non-Employee Director, the Company will withhold from the lump sum payable with respect to such Restricted Stock Units an amount equal to the amount required by law to be withheld by the Company for payment of any national, state or local taxes of any kind with respect to all of the Restricted Stock Units on which the restrictions have lapsed. The Company may withhold from any dividends payable on shares of Restricted Stock, or amounts equivalent to dividends payable with respect to Restricted Stock Units, the amount required by law to be withheld by the Company for payment of any national, state or local taxes of any kind.

(e) Award Documents. Each Award shall be evidenced by a written Award Document, which may be a formal agreement between the Company and the Non-Employee Director or a communication by the Company to the Non-Employee Director. The Award Document may be written and transmitted on paper, electronically, or using any other medium selected by the Company, and may be set forth in a single document or in several documents.

(f) Rights as Stockholder. Upon each Award of Restricted Stock to a Non-Employee Director, the Non-Employee Director shall be a stockholder of record of the Company for all purposes with respect to the

Restricted Stock and shall have all rights of a holder of Stock, including the right to vote such Restricted Stock at any meeting of the stockholders of the Company and the right to receive all dividends declared and paid with respect to such Restricted Stock, subject only to the restrictions imposed by this Plan and the Award Document. A Non-Employee Director shall not be a stockholder of the Company for any purpose with respect to Restricted Stock Units, but shall have the right to receive payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends are paid on Stock.

(g) Restrictions. No shares of Restricted Stock or Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise alienated or hypothecated unless and until such shares “vest” as described in Section 5(i).

(h) Shares—Form. Shares of Restricted Stock may be issued in certificate or uncertificated (book entry) form at the discretion of the Secretary. If the shares are issued in certificate form, they may be held by the Company and/or may have a legend placed upon the certificate to the effect that the shares represented by it are subject to, and may not be transferred except in accordance with, this Plan and the related Award Document.

(i) Vesting. When shares of Restricted Stock “vest,” they become non-forfeitable and freely transferable shares of Stock (except for any legal restrictions imposed on transfers by the Securities Act of 1933, as amended or other applicable securities laws) and cease to be Restricted Stock. When Restricted Stock Units vest, they entitle the Non-Employee Director to receive a lump sum cash payment in an amount equal to the Fair Market Value of a like number of shares of Stock as of the vesting date.

(1) The restrictions set forth in Section 5(g) on Restricted Stock and Restricted Stock Units comprising an Award made pursuant to Section 5(a), shall lapse and the Award shall vest in three equal installments on the dates of the first three Annual Meetings following the Annual Meeting at which the Award is made, provided the Non-Employee Director remains an active or advisory director immediately following each such Annual Meeting, unless such vesting is accelerated pursuant to the terms of Section 5(i)(3) hereof.

(2) The restrictions set forth in Section 5(g) on Restricted Stock and Restricted Stock Units comprising an Award made pursuant to Section 5(b), shall lapse and the Award shall vest in three equal installments on the first three anniversaries of the Award, provided the Non-Employee Director remains an active or advisory director on the date of each such anniversary, unless such vesting is accelerated pursuant to the terms of Section 5(i)(3) hereof.

(3) The restrictions set forth in Section 5(g) on Restricted Stock and Restricted Stock Units comprising an Award shall lapse and the Award shall vest immediately upon:

(A) the Non-Employee Director’s death or Disability while serving as an active or advisory director with respect to all of his or her then unvested shares of Restricted Stock comprising an Award; or

(B) the occurrence of an Acceleration Date while serving on the Board with respect to all of his or her then unvested shares of Restricted Stock comprising an Award;

unless the Restricted Stock is earlier forfeited pursuant to Section 5(j) below.

(j) Forfeitures.

(1) If a Non-Employee Director ceases to be an active or advisory director of the Board prior to any Award becoming fully vested under Section 5(i), all shares of Restricted Stock and all Restricted Stock Units which have not vested shall be forfeited to the Company.

(2) Upon a forfeiture of any Restricted Stock, the Restricted Stock so forfeited shall automatically revert to the Company as of the date of forfeiture and the affected Non-Employee Director shall thereafter have no rights as a stockholder with respect to such shares, or any interest therein, and the Non-Employee Director shall no longer be entitled to vote or receive dividends on such Stock when the record date for such vote or dividend is after the date of the event of forfeiture. Upon a forfeiture of any Restricted Stock Units, the affected Non-Employee Director shall thereafter have no rights with respect to such Restricted Stock Units, or any interest therein, and the Non-Employee Director shall thereafter no longer be entitled to receive payment in lieu of dividends on such Restricted Stock Units when the record date for a dividend on Stock on which such payment is based occurs after the date of the event of forfeiture.

(k) Records. For each Non-Employee Director, the Secretary shall keep records showing the number of outstanding shares of Restricted Stock and of Restricted Stock Units awarded to such Director along with their award dates, vesting status, and other data deemed significant by the Secretary.

(l) Adjustments.

(1) In the event of a recapitalization or other substantial change in capitalization affecting the Stock (other than a stock split or stock dividend described in Section 5(l)(3)), an appropriate and proportionate adjustment shall be made by the Committee or the Board:

(A) to the number of shares of Stock reserved for issuance under Section 2,

(B) to the number of outstanding shares of Restricted Stock and Restricted Stock Units awarded under this Plan, and

(C) to the number of shares of Restricted Stock and Restricted Stock Units which shall be awarded annually and on the Board appointment date under Sections 5(a), (b) and (c).

(2) In the event of a spin-off, split-up, or other similar event, either the Committee or the Board shall make such appropriate and proportionate adjustment to Sections 2, 5(a), (b) and (c), and to the number of outstanding shares of Restricted Stock and Restricted Stock Units awarded under this Plan.

(3) In the event that the Stock is split or a dividend in respect of such Stock is paid in the form of additional shares of Stock, a numerically proportionate adjustment shall be made automatically:

(A) to the number of shares of Stock reserved for issuance under Section 2,

(B) to the number of outstanding shares of Restricted Stock and Restricted Stock Units awarded under this Plan, and

(C) to the number of shares of Restricted Stock and Restricted Stock Units which shall be awarded annually and on the Board appointment date under Sections 5(a), (b) and (c).

(4) The Secretary shall cause this Plan to be appropriately revised to reflect any such adjustments described in this Section 5(l), and shall notify affected participants of any adjustments to their outstanding Awards under this Plan.

(5) The primary objective of all adjustments to outstanding shares of Restricted Stock and Restricted Stock Units shall be to avoid a material enlargement or dilution of the benefits represented by such Awards.

6. Acceleration Date

(a) An “Acceleration Date” occurs when any of the following events occur:

(1) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2) the stockholders of the Company approve a definitive agreement of merger or consolidation of the Company with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

(3) Continuing Directors cease to constitute at least a majority of the directors of the Company; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

An Acceleration Date as described in (1) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (1) above.

For purposes of this Section 6(a), (X) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act; (Y) “Continuing Directors” shall mean any directors of the Company who either (i) were directors of the Company on the date of adoption of the Plan, or (ii) became directors of the Company subsequent to such date and whose election or nomination for election by the stockholders of the Company was duly approved, either by a specific vote or by approval of the proxy statement issued by the Company in which such individuals were named as nominees for director of the Company, by a majority of the Continuing Directors who were at the time of election or nomination directors of the Company; and (Z) “Person” shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person.

(b) If an Acceleration Date occurs while Awards remain outstanding under this Plan, then all Awards shall vest.

7. Regulatory Compliance and Listing

Upon any Award of Restricted Stock to a Non-Employee Director, the Company intends to register the shares of Restricted Stock and the Restricted Stock Units under federal securities laws, and to qualify such Stock and Restricted Stock Units for exemption under applicable state securities laws. The issuance or delivery of any such shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws (including Rule 144), any applicable listing requirements of the New York Stock Exchange, Inc. or any other applicable securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. Any stock certificates delivered to a recipient prior to the satisfaction of any such requirements shall bear an appropriate legend ensuring compliance with same. In no event will the Company be obligated to issue or deliver any shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

8. Administration

This Plan shall be administered by a committee (the “Committee”) appointed by the Board from time to time. Until changed by the Board, the initial Committee shall be the Compensation Committee of the Board or its successor committee from time to time. Subject to the terms hereof and the powers granted to the Board, the Committee shall have the full power, discretion and authority to interpret and administer the Plan in accordance with the terms hereof.

9. Governing Law

This Plan and all actions taken under it shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law.

10. Amendment

The Board has the authority to amend or terminate this Plan at any time; provided, however, any Material Revision to the Plan shall be subject to the approval of the stockholders of the Company.

11. Definitions

(a) “Acceleration Date” has the meaning given in Section 6(a).

(b) “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Annual Meeting” means the annual meeting of the stockholders.

(d) “Award” means an annual award and an initial appointment award under Sections 5(a), (b) and (c) of shares of Restricted Stock or of Restricted Stock Units to a Non-Employee Director.

(e) “Award Document” means the written agreement or other document referred to in Section 5(e) evidencing an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the committee of the Board described in Section 8 hereof.

(i) “Company” means Anheuser-Busch Companies, Inc. and its successors.

(j) “Disability” means the condition of being disabled within the meaning of Section 422(c)(6) of the Code or any successor to such section.

(k) “Fair Market Value” of Stock on a given vesting date means (i) the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date, (ii) if Stock is not listed on the New York Stock Exchange, the average of the highest and lowest selling prices per share of Stock as reported for such valuation date on the principal stock exchange or quotation system in the U.S. on which Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the value per share determined by the Committee in a manner consistent with the Treasury Regulations under Section 2031 of the Code. If no sale of Stock occurs on such vesting date, but there were sales reported within a reasonable period both before and after such vesting date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such vesting date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such vesting date.

(l) “Material Revision” shall have the meaning ascribed thereto by the corporate governance standards of the New York Stock Exchange, Inc.

(m) “Non-Employee Directors” means both active and advisory directors of the Company who are not employees of the Company or a Subsidiary.

(n) “Plan” means the Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

(o) “Restricted Stock” means Stock issued to a Non-Employee Director which is nontransferable and is subject to forfeiture upon the failure of the shares to vest as set forth in Section 5(j)(1).

(p) “Restricted Stock Unit” means the right (which is nontransferable and is subject to forfeiture upon the failure of the shares to vest as set forth in Section 5(j)(1)), to receive a lump sum cash payment in an amount equal to the Fair Market Value of one share of Stock upon vesting to the extent and upon the conditions specified in an Award Document.

(q) “Secretary” means the corporate secretary of the Company.

(r) “Stock” means shares of the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 5(l).

(s) “Subsidiary” means a “subsidiary corporation” of the Company as defined in Section 424(f) (or any successor provision) of the Code, other than corporations expressly excluded by the Committee from time-to-time.

Appendix C

ANHEUSER-BUSCH COMPANIES, INC.
AUDIT COMMITTEE CHARTER

Overview

The Audit Committee of the Board of Directors assists the full Board in fulfilling its oversight responsibilities with respect to assuring that the company maintains (1) appropriate financial accounting and management controls, (2) sound financial reporting practices, (3) appropriate and independent advice from its Independent Auditors, and (4) compliance with legal and regulatory requirements. The Audit Committee reports on these matters to the full Board regularly.

The Audit Committee’s role and proper functioning requires that it monitor, review and challenge management and the independent auditors. Although the Audit Committee will exercise the powers set forth in this Charter, it is the responsibility of management throughout the company to ensure that overall controls are adequate to meet operating, financial and compliance objectives, and it is the responsibility of management and the independent auditors to plan and conduct audits, and to determine that the Company’s financial statements are materially complete and accurate and are in accordance with U.S. generally accepted accounting principles.

The Audit Committee assists the full Board in independently overseeing the performance of the internal and external audit functions to ensure adequate audit coverage is achieved. Specifically, the audit function is designed to ensure:

•	A system of internal controls is maintained throughout the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and

•	Financial statements present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company in accordance with U.S. generally accepted accounting principles.

Membership

The Board of Directors shall appoint the Audit Committee members, all of whom shall be Directors, but none of whom may be officers or employees of Anheuser-Busch Companies, Inc. or any of its subsidiaries. All Audit Committee members shall meet the membership and experience requirements of the New York Stock Exchange (NYSE) and the U.S. Securities and Exchange Commission (SEC).

The Audit Committee shall consist of not less than three members, including a Chairperson. A majority of the members of the Committee shall constitute a quorum. The Committee shall generally meet five times a year or at whatever more frequent interval is considered necessary or appropriate by the Committee in fulfilling its responsibilities. Audit Committee members should be objective in spirit and judgment, and willing to ask the right questions in order to obtain necessary facts and act accordingly. The Audit Committee shall conduct an annual evaluation of the Committee’s performance.

Responsibilities

1.  Charter Review

The Audit Committee shall reassess the adequacy of its Charter annually and recommend any proposed changes to the full Board for approval.

2.  Selection of Independent Auditors

The Audit Committee shall recommend to shareholders for approval the selection of the Company’s independent auditors. The Committee shall have the sole authority to select, evaluate, engage, and if necessary, replace the independent auditors, provided that auditor selection and engagement shall be subject to shareholder approval. The Committee shall establish pre-approval policies and procedures for the engagement of the independent auditors. The independent auditors report directly to the Audit Committee.

3.  Auditor Evaluation

The Audit Committee shall evaluate and reach conclusions regarding the qualifications, performance and independence of the independent auditors.

The Audit Committee shall:

•	Receive and review required communications from the independent auditors on an annual basis, including a formal written statement pertaining to the independent auditors’ independence and matters required by Independence Standards Board Standard No. 1. Discuss such information with the independent auditors and take appropriate action as deemed necessary to satisfy itself of such independence.

•	Discuss annually with the independent auditors a report outlining their internal quality control procedures, including material issues, if any, cited in the most recent quality-control review, whether an internal review or peer review. Also obtain and discuss a report pertaining to any investigation by governmental or professional authorities within the preceding five years concerning independent audits carried out by the firm, including resolution of any issues.

•	Review, in consultation with management, the terms of the engagement of the independent auditors, including the scope of their audit and qualifications of their personnel. The Audit Committee is directly responsible for determining the compensation of the independent auditors.

•	Pre-approve all services (and related fees) provided by the Company’s independent auditors and prohibit the independent auditors from performing any service that is prohibited under NYSE or SEC auditor independence rules.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, relating to the conduct of the audit.

•	Receive required communications from the independent auditors including, as necessary, information regarding the timetable for the rotation of partners under SEC requirements.

•	Discuss with the independent auditors the quality of the Company’s financial accounting personnel, and any relevant recommendations of the independent auditors.

•	Discuss with management and the Vice President — Internal Audit their opinions regarding the qualifications, performance and independence of the independent auditors.

•	Establish clear hiring policies for employees and former employees of the independent auditors and monitor management’s compliance with the policy.

4.  Matters Pertaining to the Vice President — Internal Audit

The Audit Committee shall review and make recommendations to the full Board regarding the overall activities of the Vice President — Internal Audit including:

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Vice President — Internal Audit.

•	Review with the Vice President — Internal Audit the planned internal audit activities and the results of such internal audit activities.

•	Review the significant reports to management prepared by the Vice President — Internal Audit, and management’s response.

•	Review with the Vice President — Internal Audit the adequacy of the Company’s system of internal accounting and financial controls.

•	Review with the Vice President — Internal Audit management’s oversight of compliance with the Company’s policies and procedures to the extent these could have a significant impact on operations and financial reports.

•	Discuss with the independent auditors the responsibilities of the Company’s internal audit department.

5.  Matters Pertaining to Filings with Government Agencies

The Audit Committee shall:

•	Review with the independent auditors and management the Company’s Form 10-K prior to filing with the SEC and if satisfied, recommend to the full Board that the audited financial statements be included in the 10-K.

•	Prepare the Audit Committee Report required by the Rules of the SEC to be included in the Company’s annual proxy statement.

•	Review the results of each quarterly review by the independent auditors before the filing of the Company’s Form 10-Q with the SEC.

6.  Financial Reporting

The Audit Committee shall:

•	Review with management and the independent auditors the Company’s annual and quarterly financial statements, including disclosures contained in Management’s Discussion and Analysis of Operations and Financial Condition.

•	Review with management and the independent auditors both the adequacy and quality of the Company’s financial accounting and reporting policies. The Audit Committee shall also review the potential impact of significant regulatory or accounting rule-making initiatives on the financial statements.

•	Review with management and the independent auditors any significant issues regarding the application of accounting principles and financial statement presentation, including changes in the selection or application of accounting principles.

•	Review the format and types of information provided in earnings press releases, as well as financial information or earnings guidance provided to analysts and rating agencies, paying particular attention to the use of pro forma or any other non-GAAP measures.

•	Review, in connection with its review of the annual financial statements, an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the impact of applying alternative accounting methods available under U.S. generally accepted accounting principles.

•	Review with the independent auditors and management the Company’s Critical Accounting Policies, as defined by the SEC, including an assessment regarding the adequacy of the Company’s disclosures.

•	Review the impact on the financial statements of the Company of any off-balance-sheet structures or related party or other similar transactions that may have an impact on the financial statements.

•	Review with the independent auditors and management the results of the independent auditors’ year-end audit, including any problems or difficulties encountered by the independent auditors, management’s response to any audit findings and areas of significant disagreement, if any, between management and the independent auditors.

7.  Controls

The Audit Committee shall:

•	Review with management, the independent auditors and the Vice President — Internal Audit their separate opinions as to the adequacy and effectiveness of the Company’s system of internal accounting controls, including any significant issues noted regarding the adequacy of controls and special audit steps, if any, adopted to address these issues. Also review with management, the independent auditors and the Vice President — Internal Audit the independent auditors’ Annual Report on Internal Controls and management’s response thereto.

•	Review the Company’s procedures with respect to accounting and financial controls, including changes in auditing and/or accounting principles, practices and procedures.

•	Review with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

8.  Fraud and Illegal Acts

The Audit Committee shall:

•	Receive and review reports regarding fraud involving senior management and any fraud that causes a material misstatement of the financial statements.

•	Review reports of illegal acts that are not “clearly inconsequential” that have come to the independent auditors’ attention in the course of their audits. Ensure, in such cases, that management has taken timely and appropriate actions regarding reported illegal acts that could have a material effect on the financial statements.

9.  Other Responsibilities

•	Periodically, the Audit Committee will meet separately with representatives from the independent auditors, Vice President — Internal Audit and management.

•	Review with the Company’s Chief Legal Officer legal matters that may have a material impact on the financial statements, any material reports or inquiries received from regulators or governmental agencies, and other legal matters as appropriate.

•	Accept, evaluate and respond to, in a manner deemed appropriate by the Audit Committee, any reports made by the attorneys of the Company pursuant to their obligations under the SEC’s Attorney Professional Responsibilities rules.

•	Receive reports from the Environmental Health and Safety Policy Committee regarding the performance of its responsibilities under the charter and implementation and compliance with the Company’s environmental policies and discuss with management any concerns the Audit Committee may have with regard to the Company’s environmental practices.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

10.  Matters Pertaining to the Effectiveness and Performance of the Audit Committee

The Committee shall prepare and review with the full Board an annual performance evaluation of itself, which evaluation must compare the performance of the Committee with the requirements of the charter. The Committee shall report the results of the evaluation to the Board by means of an oral report by the Chairperson of the Audit Committee.

11.  General Powers

•	The Audit Committee may conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities.

•	To carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority it deems necessary to confer with the Company’s independent auditors, Vice President — Internal Audit and officers and to conduct or authorize investigations. The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee.

•	The Company will authorize adequate funding, as determined solely by the Audit Committee, to pay the fees and expenses of the independent auditors and any consultants engaged by the Audit Committee and to meet any ordinary administrative costs of the Audit Committee in carrying out its duties.

As Amended on February 23, 2005

ANHEUSER-BUSCH COMPANIES, INC. P.O. BOX 3314 SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2006, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2006, the day before the meeting date. Have your proxy card in hand when you access the web site.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
HAVE YOUR PROXY CARD IN HAND.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANHBC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a vote "FOR" Item 1.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

1.	ELECTION OF DIRECTORS
	01) James J. Forese 02) Vernon R. Loucks, Jr. 03) Vilma S. Martinez 04) William Porter Payne 05) Edward E. Whitacre, Jr.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Items 2, 3, and 4.		For	Against	Abstain

2.	AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

3.	APPROVAL OF 2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS	☐	☐	☐

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

(Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 26, 2006, 10:00 A.M. (local time) at Ports of Call at Sea World of Florida,
7007 Sea World Drive, Orlando, Florida

Each stockholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

▼ FOLD AND DETACH HERE ▼

PROXY

Anheuser-Busch Companies, Inc.

This Proxy Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders

The person(s) signing this proxy form hereby appoints August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida, on April 26, 2006 at 10:00 A.M. local time and at any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2, 3, AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Be sure to sign and date the reverse side of this form)

ANHEUSER-BUSCH COMPANIES, INC. P.O. BOX 3314 SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions by no later than April 21, 2006. Have your voting instruction card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope so that it is received by no later than April 21, 2006.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions by no later than April 21, 2006. Have your voting instruction card in hand when you access the web site.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
HAVE YOUR VOTING INSTRUCTION CARD IN HAND.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANHBC3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION IS VALID ONLY WHEN SIGNED AND DATED.
ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a vote "FOR" Item 1.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

1.	ELECTION OF DIRECTORS
	01) James J. Forese 02) Vernon R. Loucks, Jr. 03) Vilma S. Martinez 04) William Porter Payne 05) Edward E. Whitacre, Jr.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Items 2, 3, and 4.		For	Against	Abstain

2.	AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

3.	APPROVAL OF 2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS	☐	☐	☐

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

(Sign exactly as your name appears above.)

Signature [PLEASE SIGN WITHIN BOX]	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 26, 2006, 10:00 A.M. (local time) at Ports of Call at Sea World of Florida,
7007 Sea World Drive, Orlando, Florida

To Participants in the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans

Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. which will be held on April 26, 2006. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of an account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, ADP must receive your voting instructions by no later than April 21, 2006. If your voting instructions are not received by April 21, 2006, shares as to which you are entitled to direct voting will be voted by the plan trustee in accordance with instructions from the plans' investment committee.

Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. The share equivalents closely approximate the number of shares to which you are entitled to direct the voting.

If you plan to attend the Annual Meeting, please mark the appropriate box on this voting instruction form. Present this ticket to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described below.

Each stockholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

▼ FOLD AND DETACH HERE ▼

VOTING INSTRUCTION CARD

Anheuser-Busch Companies, Inc.

These Confidential Voting Instructions are Solicited on Behalf of
The Board of Directors for the Annual Meeting of Stockholders

The undersigned hereby directs the Trustee of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (b) to vote, in their discretion, upon such other business as may properly come before the meeting hereafter described, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida, on April 26, 2006, at 10:00 A.M. local time and at any adjournments thereof.

WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH INSTRUCTIONS FROM THE PLANS' INVESTMENT COMMITTEE.

March 9, 2006

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held on Wednesday, April 26, 2006 in Orlando, Florida. Your proxy card and voting instructions are included with this letter. Previously you elected to view proxy materials over the Internet; therefore, we did not include the proxy statement and annual report in the package. Please access our web site at www.anheuser-busch.com (click on “Investor Info”) to read these important documents. If you have changed your mind and prefer to receive a copy of the proxy statement or annual report, you may call Mellon Investor Services (toll-free) at 1-888-213-0964 and one will be mailed to you.

After you have read the proxy statement, refer to the enclosed instructions for voting by telephone, Internet, or mail.

Thank you for voting and thank you for your investment in Anheuser-Busch.

Sincerely,

JoBeth G. Brown
Vice President and Secretary

Enclosures

April 6, 2006

Dear Stockholder(s):

The time is approaching for the Annual Meeting of the Stockholders of Anheuser-Busch Companies, Inc. on April 26, 2006, and our vote tabulator has not received your Proxy.

It is important that your shares be represented at the meeting. PLEASE VOTE IN ONE OF THE THREE WAYS AS DESCRIBED ON THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.

Sincerely,
JoBeth G. Brown
Vice President and Secretary

ANHEUSER-BUSCH COMPANIES, INC. P.O. BOX 3314 SOUTH HACKENSACK, NJ 07606

YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada 24 hours a day, 7 days a week, to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2006, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. There is no charge to you for this call.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2006, the day before the meeting date. Have your proxy card in hand when you access the web site.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
HAVE YOUR PROXY CARD IN HAND.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANHBC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ANHEUSER-BUSCH COMPANIES, INC.

The Board of Directors recommends a vote "FOR" Item 1.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

1.	ELECTION OF DIRECTORS
	01) James J. Forese 02) Vernon R. Loucks, Jr. 03) Vilma S. Martinez 04) William Porter Payne 05) Edward E. Whitacre, Jr.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Items 2, 3, and 4.		For	Against	Abstain

2.	AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

3.	APPROVAL OF 2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS	☐	☐	☐

4.	APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

(Sign exactly as your name appears above; in the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE ADMIT STOCKHOLDER LISTED ON REVERSE SIDE	NON-TRANSFERABLE

ADMISSION TICKET

Annual Meeting of Stockholders

April 26, 2006, 10:00 A.M. (local time) at Ports of Call at Sea World of Florida,
7007 Sea World Drive, Orlando, Florida

Each stockholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

▼ FOLD AND DETACH HERE ▼

PROXY

Anheuser-Busch Companies, Inc.

This Proxy Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders

The person(s) signing this proxy form hereby appoints August A. Busch III, Patrick T. Stokes, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida, on April 26, 2006 at 10:00 A.M. local time and at any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2, 3, AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Be sure to sign and date the reverse side of this form)